SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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LUCY’S CAFE, INC. (Name of Registrant As Specified In Its Charter)

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LUCY’S CAFE, INC.
2685 Park Center Drive, Building A
Simi Valley, California 93065

NOTICE OF ACTION TO BE TAKEN BY
THE SHAREHOLDERS

MARCH 6, 2007

To The Shareholders of Lucy’s Cafe, Inc.

Charles Rice, Douglas Benson, Phillip Cooper, Joshua Touber, David Singer, Laurel Research, Inc., David Lefkowitz, The Losito Family Trust, Richard Stockton, Bearden & Dreiling Properties LLC, Robert and Ellen Deutschman Family Trust, Craig Zaph, William Barrett and Joseph Maly (collectively, the “Majority Shareholders”) are entitled to vote of a total of 23,406,361 shares or approximately 51.4% of the total issued and outstanding stock of Lucy’s Cafe, Inc., a Nevada corporation (the “Company”). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to the General Corporation Law of the State of Nevada.

1.
Authorize the officers and directors of the Company to cause the Company to amend and restate its Articles of Incorporation in order to, among other things, change the Company’s name from Lucy’s Cafe, Inc. to InterMetro Communications, Inc.; divide the Company’s Board of Directors into three classes, with each serving staggered three-year terms; authorize 10,000,000 shares of preferred stock, par value $0.001 per share; and increase the number of authorized shares of common stock from 50,000,000, par value $0.001 to 150,000,000, par value $0.001.

2.
Ratify the assumption by the Company of all stock options under the 2004 Stock Option Plan of InterMetro Communications, Inc., a Delaware corporation (“InterMetro”), which were issued and outstanding immediately prior to the closing of the business combination between the Company and InterMetro which closed on or about December 29, 2006.

3.	Ratify the adoption of the 2007 Omnibus Stock and Incentive Plan for the Company.

Charles Rice, Chief Executive Officer and President

___________

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

___________

LUCY’S CAFE, INC.
2685 Park Center Drive, Building A
Simi Valley, California 93065

MARCH 6, 2007

SHAREHOLDERS ACTION

The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about January 25, 2007, to be effective on the later of March 2, 2007 or satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission. As of January 25, 2007, the Majority Shareholders were entitled to vote of record 23,406,361 shares of the Company’s common stock, par value $0.001 per share, or approximately 51.4% of the total issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by approximately 96 other shareholders.

The Majority Shareholders consist of Charles Rice, the Chairman, Chief Executive Officer, and President of the Company, Douglas Benson and Joshua Touber, directors of the Company, Phillip Cooper, a Vice President of the Company, David Singer, President of Advanced Tel, Inc., a wholly owned subsidiary of InterMetro, Laurel Research, Inc., a Nevada corporation of which Joshua Touber is the President, David Lefkowitz, The Losito Family Trust, Richard Stockton, Bearden & Dreiling Properties LLC, Robert and Ellen Deutschman Family Trust, Craig Zaph, William Barrett and Joseph Maly. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.”

Holders of the common stock of record as of January 25, 2007 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. Other shareholders who desire to submit their consents must do so by March 30, 2007 and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transactions be approved by a majority of the disinterested shareholders. A total of 45,525,614 shares of common stock will be entitled to vote on the Company’s proposed transactions described in this Information Statement.

THE COMPANY AND THE TRANSACTIONS

Proposed Shareholder Actions

The Company has its executive offices at 2685 Park Center Drive, Building A, Simi Valley, California 93065, and its telephone number is (805) 433-8000. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend and restate its Articles of Incorporation (the “Amendment”) in order to, among other things, (i) change the Company’s name from Lucy’s Cafe, Inc. to InterMetro Communications, Inc., (ii) divide the Company’s Board of Directors into three classes, with each serving staggered three-year terms, (iii) authorize 10,000,000 shares of preferred stock, par value $0.001 per share, and (iv) increase the number of authorized shares of common stock from 50,000,000, par value $0.001, to 150,000,000, par value $0.001. The Company also proposes to ratify the assumption by the Company of all stock options under the 2004 Stock Option Plan of InterMetro Communications, Inc., a Delaware corporation (“InterMetro”), which were issued and outstanding immediately prior to the closing of the business combination below described between the Company and InterMetro, which closed on or about December 29, 2006 and to ratify the adoption of the 2007 Omnibus Stock and Incentive Plan for the Company.

Amended and Restated Articles of Incorporation. The Board of Directors of the Company voted unanimously to implement the Amended and Restated Articles of Incorporation. The Board of Directors believes that the implementation of the Amended and Restated Articles of Incorporation is necessary to complete the Company’s business combination with InterMetro which is described below in detail. Although the Company is authorizing preferred stock, the Company does not intend to issue any shares of preferred stock at this time. The Company is not expected to experience a material tax consequence as a result of amending and restating the Company’s Articles of Incorporation. Increasing the number of authorized shares of the Company’s common stock may, however, subject the Company’s existing shareholders to future dilution of their ownership in the Company.

The Company’s current Board of Directors consists of six members, including Charles Rice who was appointed Chairman of the Company’s Board of Directors upon the closing of the business combination below described between the Company and InterMetro, and Messrs. Vincent Arena, Jon deOng, Joshua Touber, Robert Grden, and Douglas Benson whose appointments became effective ten days after the filing and mailing of the Schedule 14(f) filed by the Company on or about January 9, 2007. The Board of Directors is authorized to establish the number of directors in a range of three to eleven, which is currently fixed at six.

The Amended and Restated Articles of Incorporation will cause the Company’s Board of Directors to be divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. After the new directors take office and upon the filing of the Amendment, the members of the classes will be divided as follows:

Class I, whose term expires at the annual meeting of the stockholders to be held in 2008, will be comprised of Messrs. Joshua Touber and Douglas Benson;

Class II, whose term expires at the annual meeting of the stockholders to be held in 2009, will be comprised of Messrs. Robert Grden and Vincent Arena; and

Class III, whose term expires at the annual meeting of stockholders to be held in 2010, will be comprised of Messrs. Charles Rice and Jon deOng.

After the Amended and Restated Articles of Incorporation are effective, vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors will be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director in the case of vacancies and will serve for the remainder of the applicable term. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third (1/3) of the total number of directors. This classification of the board of directors may have the effect of delaying or preventing changes in the control of or management of the Company. The Company’s directors may be removed only for cause by the affirmative vote of holders of at least 66 2/3% of our then outstanding capital stock voting together as a single class.

Assumption of Stock Options. The Board of Directors of the Company voted unanimously to cause the Company to assume all stock options under the 2004 Stock Option Plan of InterMetro, which were issued and outstanding immediately prior to the closing of the business combination between the Company and InterMetro which closed on or about December 29, 2006. The number of outstanding stock options and the exercise price will be adjusted in the same proportion as the exchange ratio for the outstanding common stock in the business combination, while the exercise periods and other terms and conditions will remain the same.

The following table sets forth information with respect to stock options to officers and directors of the Company granted pursuant to the 2004 Stock Option Plan of InterMetro through December 31, 2006.

Name	Title	Number of Options Granted	Exercise Price	Expiration Date

Charles Rice	Chief Executive Officer and President	308,080	$0.0446	January 2, 2009

Jon deOng	Chief Technology Officer	308,080	$0.0406	January 2, 2014

Vincent Arena	Chief Financial Officer	308,080	$0.0406	January 2, 2014

Joshua Touber	Director	123,232 61,616	$0.0406 $0.406	March 28, 2014 January 20, 2016

Robert Grden	Director	123,232 61,616	$0.0406 $0.406	August 27, 2014 January 20, 2016

Douglas Benson	Director	308,078 61,616	$0.0406 $0.974	July 1, 2014 May 1, 2016

2007 Omnibus Stock and Incentive Plan. The Board of Directors of the Company voted unanimously to adopt the 2007 Omnibus Stock and Incentive Plan (the “2007 Plan”). The Board of Directors believes that the adoption of the 2007 Plan will be critical to attracting, retaining, and motivating employees and other eligible persons of the Company.

Below is a summary of the principal provisions of the 2007 Plan. The summary is not necessarily complete, and reference is made to the full text of the 2007 Plan attached as an Exhibit to this Information Statement. Capitalized terms used, but not defined herein, have the same meaning as set forth in the 2007 Plan.

Types of Awards. The 2007 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2007 Plan may be either incentive stock options (“ISOs”), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options (“NSOs”), which are not intended to meet those requirements. Award agreements for stock options may include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited or will be repurchased by us at the lower of the stock’s fair market value or issuance price if the restricted stock was originally purchased by the grantee. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, or cash (or other property) based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Under the 2007 Plan, all stock appreciation rights must be settled in common stock except as provided by the Compensation Committee. Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service.

Other Equity-Based Awards. The 2007 Plan also authorizes the Compensation Committee to grant other types of equity-based compensation. For example, the Compensation Committee may grant shares of common stock upon the achievement of Performance Objectives (as below defined).

Administration. The 2007 Plan will be administered by the Compensation Committee. The Compensation Committee will at all times be composed of two or more members of the Board of Directors who are not our employees or consultants. The 2007 Plan gives the Compensation Committee discretion to make awards under the 2007 Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the 2007 Plan), and to make other determinations and take other actions consistent with the terms and purposes of the 2007 Plan. The Compensation Committee may delegate to one or more of our executive officers the authority to select individuals (other than executive officers) to receive awards under the 2007 Plan and to determine the amount and types of awards granted to individuals who are selected.

Eligibility. Any employee or director of, or consultant for, the Company or any of its subsidiaries or other affiliates will be eligible to receive awards under the 2007 Plan.

Shares Available for Awards. 4,451,705 shares of our common stock will be reserved for awards under the 2007 Plan. In addition, on each anniversary of the 2007 Plan’s effective date on or before the fifth anniversary of such effective date, the aggregate number of shares of our common stock available for issuance under the 2007 Plan will be increased by the lesser of (a) 5% of the total number of shares of our common stock outstanding as of the December 31 immediately preceding the anniversary, (b) 2,356,785 shares, or (c) a lesser number of shares of our common stock that our board, in its sole discretion, determines. In general, shares reserved for awards that lapse or are canceled will be added back to the pool of shares available for awards under the 2007 Plan. Awards other than stock options, stock appreciation rights, and restricted stock may be settled in media other than common stock, such as cash. In any year, an eligible employee, consultant, or director may receive awards with respect to no more than 2,199,666 shares. If an award is to be settled in a medium other than common stock, the number of shares on which the award is based will count toward the limit. The 2007 Plan authorizes the Compensation Committee to adjust the limit on the number of shares available for awards (up or down) in response to changes in the number of outstanding shares of common stock, such as dividends payable in stock, stock splits, combinations, and reclassifications. Also, in response to certain extraordinary events (such as extraordinary dividends or a merger or spinoff), the Compensation Committee may provide for cash payments or award substitutions to reflect consideration received by stockholders.

Vesting and Performance Objectives. Awards under the 2007 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of “Performance Objectives” (as described below), or a combination of both. The Compensation Committee also has authority to provide for accelerated vesting upon occurrence of an event such as a change in control. Performance Objectives selected by the Compensation Committee as vesting conditions will be based on one or more of the following performance measures: net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; working capital targets; cash value added; economic value added; market penetration; and product introductions, in each case determined in accordance with generally accepted accounting principles subject to modifications approved by the Compensation Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof.

No Repricing. The 2007 Plan specifically prohibits the Compensation Committee from repricing any stock options or stock appreciation rights.

Nontransferability. In general, awards under the 2007 Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Compensation Committee may allow the transfer of NSOs to members of a 2007 Plan participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.

Amendment and Termination. The Board of Directors or the Compensation Committee may amend, alter, suspend, or terminate the 2007 Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), we will first obtain stockholder approval. Amendments, alterations, suspensions, and termination of the 2007 Plan generally may not impair a participant’s (or a beneficiary’s) rights under an outstanding award. However, rights may be impaired if necessary to comply with an applicable law or accounting principles (including a change in the law or accounting principles) pursuant to a written agreement with the participant.

Duration. Unless it is terminated sooner, the 2007 Plan will terminate upon the earlier of June 22, 2016 or the date all shares available for issuance under the 2007 Plan have been issued and vested.

Business Combination with InterMetro

Share and Warrant Exchange. On or about December 29, 2006, the Company, InterMetro, and InterMetro’s shareholders, note holders, and warrant holders (collectively, the “InterMetro Investors”) entered into exchange agreements to effect a reverse merger between the Company and InterMetro (the “Business Combination”) which will result in a share exchange such that InterMetro will become a wholly owned subsidiary of the Company and the InterMetro Investors will become the controlling shareholders of the Company. Pursuant to the Business Combination, the Company is issuing directly to the InterMetro Investor in two phases a total of approximately 41,540,600 shares of its common stock in exchange for all of InterMetro’s issued and outstanding common stock and preferred stock, including InterMetro’s outstanding Series A convertible promissory notes on an as converted basis, as follows:

1.
Each holder of InterMetro’s common stock (“InterMetro Common Stockholder”) receives 10.4746 shares for each share of InterMetro’s common stock (“InterMetro Common Stock”) tendered by them for the exchange.

2.
Each holder of InterMetro’s Series B preferred stock (“InterMetro Series B Stockholder”) receives 10.4746 shares for each share of InterMetro’s Series B preferred stock (“InterMetro Series B Stock”) tendered by them for the exchange.

3.
Each holder of Series A convertible promissory notes issued by InterMetro in November or December 2003 (“2003 Notes”) receives 10.4746 shares for every $1.70 of outstanding principal and accrued interest through December 29, 2006 tendered by them for the exchange.

4.
Each holder of Series A convertible promissory notes issued by InterMetro in June or November 2004 (“2004 Notes”) receives 10.4746 shares for every $2.805 of outstanding principal and accrued interest through December 29, 2006 tendered by them for the exchange.

5.
Each holder of Series A convertible promissory notes issued by InterMetro in January 2006 (“2006 Notes”) receives 10.4746 shares for every $6.80 of outstanding principal and accrued interest through December 29, 2006 tendered by them for the exchange.

The Company is also issuing in two phases a total of approximately 6,636,177 common stock purchase warrants (“Company Warrants”) in exchange for all of InterMetro’s outstanding common stock purchase warrants (“InterMetro Warrants”). For each InterMetro Warrant to purchase one share of InterMetro Common Stock tendered for exchange, the holder of such InterMetro Warrant receives Company Warrants to purchase 10.4746 Shares of the Company’s common stock for the duration of the original exercise period of the InterMetro Warrant at an equivalent exercise price.
Hunter World Markets, Inc., InterMetro’s placement agent, and its affiliates, CIC Global Capital, LTD, Todd M. Ficeto, Todd M. Ficeto as Custodian for Hunter M. Ficeto, Todd M. Ficeto as Custodian for Natalia C. Ficeto, along with Santa Monica Capital, LLC, Pindus Living Trust, New Vision Ventures, LLC, and E’s Holdings, Inc. (collectively, the “Purchasers”) entered into a stock purchase agreement with Michael R. Flores, the majority stockholder of the Company prior to the Business Combination, on December 29, 2006, pursuant to which the Purchasers purchased a total of 6,500,000 shares of the Company’s stock for the aggregate amount of $20,000.

On the closing of the Business Combination, the Company authorized the issuance of 27,490,614 shares of common stock and 4,474,386 common stock purchase warrants to the InterMetro Investors. The remaining 14,049,580 shares of common stock and 2,161,791 common stock purchase warrants to be issued to certain InterMetro Investors were not exchanged concurrently on the closing of the Business Combination but will be exchanged automatically and without further action on the part of the holder(s) thereof at such time as the Company increases its authorized shares of common stock to up to 150,000,000.

Placement Agent and Private Placement. On or about December 14, 2006, InterMetro entered into a Placement Agent Agreement with Hunter World Markets, Inc. (the “Placement Agent”) pursuant to which, Hunter World Markets, Inc. agreed to act as the exclusive placement agent on a best efforts basis to raise a minimum of $10,000,000 and a maximum of $12,000,000 of capital for the Company through the private placement (the “Private Placement”) of shares of the common stock of the Company for $1.00 per share (the “Placement Shares”) based on a pre-Business Combination valuation of $50,000,000, assuming the exchange of all of InterMetro’s outstanding common stock, Series A preferred notes, and Series B preferred stock in the Business Combination, and assuming the cashless conversion or exercise of all derivative securities that are vested at the closing, not including Bridge Financing Warrants. In consideration for raising the capital, the Placement Agent has been paid (a) a selling commission of 10% of the total proceeds of the offering, (b) warrants (the “Placement Agent Warrants”) to purchase Shares equal to 40% of the Shares sold in the offering, with an exercise price of $1.50 per share, an exercise period of five years, and a cashless exercise feature, and (c) $435,000 for public company acquisition services. Since the Private Placement successfully closed, the Placement Agent will have a right of first refusal to do any equity financing for the Company for a period of 12 months after the Registration Statement becomes effective (the “Right of First Refusal”). The Right of First Refusal will not apply to (i) any strategic partner financing whereby an investor brings qualitative value in addition to money being invested, (ii) any financing related to an acquisition transaction, or (iii) any underwritten public offering. The Company has agreed to bear all of the expenses of the Private Placement, including but not limited to fees of the Placement Agent’s legal counsel equal to $40,000. Effective December 29, 2006, the Company raised $10,235,000 of capital in the Private Placement for which it issued 10,235,000 shares of common stock. The Placement Agent purchased 235,000 shares of the Company’s common stock in the Private Placement.

Registration Rights Agreements. In connection with the Business Combination and the Private Placement, the Company entered into two registration rights agreements (the “Initial Registration Rights Agreement” and the “Additional Registration Rights Agreement,” collectively, the “Registration Rights Agreements”). Pursuant to the Initial Registration Rights Agreement the Company agreed to file a registration statement on Form SB-2 within thirty (30) days after the closing of the Business Combination to register the Placement Shares. Pursuant to the Additional Registration Rights Agreement the Company will file a second registration statement on Form SB-2 within six months after the effective date of the first registration statement to register certain shares of the Company’s common stock that were outstanding prior to the Business Combination, the shares underlying Company warrants that were exchanged for InterMetro warrants originally issued in connection with a bridge loan made to InterMetro prior to the Business Combination, and the shares underlying warrants issued to the placement agent in connection with the Private Placement. InterMetro covenanted to use its best efforts to cause the Company to have the Registration Statement for the Placement Shares (the “Initial Registration Statement”) declared effective by the Securities and Exchange Commission within 120 days after the closing of the Business Combination and the Company covenanted to have the Registration Statement for certain shares of the Company’s common stock that were outstanding prior to the Business Combination and the shares underlying the Bridge Financing Warrants and the Placement Agent Warrants filed within six (6) months after the Initial Registration Statement is filed and declared effective within 120 days thereafter. The Company is subject to a liquidated damage fee of 1% per month for each month that the effectiveness of the applicable Registration Statement is late.

Advisor’s Participation. David Marshall, the Chief Executive Officer of Glenhaven Corporation, an advisor to InterMetro and the agent for InterMetro’s Series A lenders, participated in the Business Combination, and he or his affiliates received the following consideration: (a) an amount of shares of the common stock of InterMetro owned by Charles Rice which exchanged into 2,500,000 shares of the common stock of the Company on the closing of the Business Combination (the “Acquired Shares”) in consideration for $150,000 payable to Mr. Rice within a twelve month periods, and (b) a three year consulting agreement with the Company under which Mr. Marshall’s affiliate, Santa Monica Capital, LLC, will receive $13,000 per month, subject to a minimum increase of 5% per year.

Mr. Marshall’s affiliate, Santa Monica Capital, LLC, purchased 1,000,000 of the 6,500,000 shares of the Company’s common stock purchased by the Purchasers prior to the Business Combination. Upon the closing of the Business Combination, David Marshall, Mitchell Pindus and their affiliates agreed to enter into voting agreements with Charles Rice pursuant to which Charles Rice has voting power for a period of ninety days from December 29, 2006 for all shares for all matters, and for a period of two years from December 29, 2006 with respect to all matters (limited to 4,000,000 shares owned by Marshall and his affiliates) and with respect to the selection of directors (the balance of shares owned by Marshall and his affiliates and all shares owned by Pindus and his affiliates).

Business and Management of InterMetro. InterMetro owns and operates a national voice over IP (“VoIP”) network infrastructure over which it delivers voice calling services to traditional long distance carriers, broadband phone companies, VoIP service providers, wireless providers, other communications companies and end users. InterMetro’s business plan is to apply its technical and operational expertise with VoIP services to become a significant provider of VoIP infrastructure services to carriers and retail customers. VoIP service is primarily a substitute or an enhancement to traditional voice services offered by existing telecommunications service providers. The overall telecommunications industry represents one of the largest service markets in the U.S. with sales of approximately $291.7 billion in 2004 according to Federal Communications Commission, or FCC, reports.

The telecommunications market has been traditionally served by circuit-switched landline local and long distance phone companies and various wireless carriers. However, competition to provide voice services, particularly for retail residential and business customers, has increased significantly due to new entrants in the market including VoIP providers, cable television companies, competitive local exchange carriers, Internet service providers, or ISPs, and wireless IP-based service providers.

VoIP service providers are able to offer a low cost solution for voice transport needs with value-added enhancements not available with traditional circuit-based technology. VoIP solutions are a substitute for traditional voice transport services for carriers that purchase long distance to incorporate into their product offerings. These carriers are typically in highly competitive markets for end users of voice services and are searching for cost and functionality advantages.

VoIP service currently represents a fraction of the overall market for communications services with estimated sales of $1.3 billion in 2004, according to Infonetics Research. Infonetics expects revenue to reach $19.9 billion by 2009. Worldwide next generation voice equipment revenue reached a new high in 2005, topping $2.5 billion, a 50% jump over 2004, and is projected to increase 145%, reaching $6.2 billion in 2009, according to Infonetics Research’s latest Service Provider Next Gen Voice and IMS Equipment report. A total of $21 billion is expected to be spent on next generation voice equipment worldwide during the five-year period between 2005 and 2009.

Companies operating in the VoIP services industry are subject to federal, state, local and foreign laws, regulations, and orders affecting the rates, terms, and conditions of certain service and product offerings, costs, and other aspects of operations, including relations with other service providers. Regulation varies in each jurisdiction and may change in response to judicial proceedings, legislative and administrative proposals, government policies, competition, and technological developments.

InterMetro’s goal is to apply its technical and operational expertise with VoIP services to become a significant provider of VoIP infrastructure services to carriers and retail customers. InterMetro plans to expand its existing network to become one of the largest, most functionally secure private VoIP platforms in the market, allowing it to deliver the highest quality and most innovative voice transport services. To achieve this goal, InterMetro plans to (1) enhance and expand its network technology, (2) expand to new geographic markets, (3) add to its sales force and increase its marketing efforts and (4) grow through acquisitions.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(in thousands, except share and per share amounts)

The following tables summarize the Company’s selected historical and unaudited pro forma consolidated financial data for the periods presented. On December 29, 2006, InterMetro and the Company, a public “shell” company, completed the Business Combination pursuant to which InterMetro became a wholly-owned subsidiary of the Company. For financial reporting purposes, InterMetro was considered the accounting acquirer in the Business Combination. Accordingly, the summary historical consolidated financial data presented is that of InterMetro and does not include the Company’s historical financial results. All costs associated with the Business Combination were expensed as incurred. The summary pro forma consolidated financial information is derived from the Company’s historical financial statements and the historical financial statements of InterMetro and ATI, and gives effect to certain transactions of InterMetro as below described. The summary financial data below set forth should be read in conjunction with the Company’s financial statements and related notes in Exhibit D to this schedule 14C.

The unaudited pro forma consolidated financial information for the nine months ended September 30, 2006 gives effect to the acquisition of ATI completed in March 2006, the issuance of InterMetro’s Series A Convertible Notes and Series B preferred stock in January and February 2006, respectively, the Business Combination between Lucy’s Cafe, Inc. and InterMetro Communications, Inc. on December 29, 2006, the private placement of 10,235,000 shares of the Company’s common stock for gross proceeds of $10.2 million on December 29, 2006, the conversion of InterMetro’s Series A Convertible Notes, including interest accrued through December 29, 2006 and the conversion of InterMetro’s Series B preferred stock into shares of the Company’s common stock as if all such transactions had been consummated at the beginning of the nine month period presented.

The pro forma as adjusted consolidated balance sheet data gives effect to the issuance of a $50,000 related party note in October 2006 by InterMetro, the issuance of a $600,000 bridge note by InterMetro in December 2006, the conversion of interest accrued through the closing date of the Business Combination on InterMetro’s Series A Convertible Notes as if the Business Combination had occurred on January 1, 2006, adjustments to reflect the estimates of potential liability to all common stock, warrant, and option holders for whom the Company did not have enough authorized shares to exchange their securities at the time of the Business Combination on December 29, 2006, adjustments to reflect the repayment of $500,000 of related party notes and the $600,000 bridge note as of the closing date of the Business Combination, the Company’s sale of 10,235,000 shares of common stock in a private placement for gross proceeds of $10.2 million, and adjustments to reflect fees and interest expense, as applicable, to the related party notes, bridge note, Business Combination and private placement transactions. For additional discussion on the pro forma adjustments relating to the Business Combination, see the Unaudited Pro Forma Condensed Consolidated Statement of Operations beginning on page F-3 of Exhibit D to this schedule 14C.

The unaudited pro forma consolidated financial information below set forth reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma consolidated financial information does not purport to represent the Company’s results of operations or financial position that would have resulted had the transactions to which pro forma effect is given been consummated as of the date or for the period indicated. The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements included herein as an exhibit.

	InterMetro Communications, Inc.
	Period from July 22, 2003 (inception) through December 31,	Year Ended December 31,		Year Ended December 31, Pro Forma	Nine Months Ended September 30,		Lucy’s Cafe, Inc. Nine Months Ended September 30, Pro Forma
	2003	2004	2005	2005	2005	2006	2006
				(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands, except share and per share amounts)
Statement of Operations Data:
Net revenues	$—	$1,880	$10,581	$18,432	$6,898	$15,088	$17,161
Network costs	—	1,429	7,358	13,533	4,688	15,350	16,867

Gross profit	—	451	3,223	4,899	2,210	(262)	294
Operating expenses:
Sales and marketing (1)	1	318	668	1,567	409	1,472	1,639
General and administrative (2)	222	2,390	3,001	3,921	2,225	4,745	5,046

Total operating expenses	223	2,708	3,669	5,488	2,634	6,217	6,685

Operating loss	(223)	(2,257)	(446)	(589)	(424)	(6,479)	(6,391)
Interest income	—	—	—	13	(442)	15	20
Interest expense	(9)	(470)	(665)	(1,067)	—	(909)	(808)
Gain on option and warrant liability	—	—	—	—	—	—	369

Loss before provision for income taxes	(232)	(2,727)	(1,111)	(1,643)	(866)	(7,373)	(6,810)
Provision for income taxes	—	(1)	(1)	(1)	(1)	(1)	(1)

Net loss	$(232)	$(2,728)	$(1,112)	$(1,644)	$(867)	$(7,374)	$(6,811)

Net loss per common share
Basic and diluted	$(0.10)	$(1.16)	$(0.47)		$(0.32)	$(3.01)

Weighted shares used to calculate basic and diluted	2,352,946	2,352,946	2,352,946		2,352,946	2,450,135

Pro forma basic and diluted				$(0.42)			$(0.11)

Weighted shares used to calculate pro forma basic and diluted				3,934,676			59,575,194

Statement of Cash Flow Data:
Net cash provided by (used in) operating activities	$(117)	$(1,082)	$1,343		$1,150	$(2,138)
Net cash provided by (used in) investing activities	$—	$(419)	$(821)		$(765)	$(21)
Net cash provided by (used in) financing activities	$1,076	$796	$(211)		$(135)	$2,358

Other Financial Data:
Capital expenditures (3)	$—	$540	$1,031		$899	$242
Depreciation and amortization	$—	$164	$579		$402	$575

	As of September 30, 2006
	InterMetro Communications, Inc. As Reported	Lucy’s Cafe, Inc. Pro Forma As Adjusted
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents (4)	$764	$8,839
Total assets	8,195	14,201
Capital leases	247	247
Series A convertible promissory notes, net of discount (5)	2,492	—
Total stockholders’ equity (deficit)	(5,476)	(3,804)
Book value per share (6)	$(2.16)	$(0.06)
_________________

(1)
Includes stock-based compensation of $0 for the period from July 22, 2003 (inception) through December 31, 2003 and the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2005 (unaudited); $46 for the nine months ended September 30, 2006 (unaudited); and $0 and $46, respectively, for the pro forma year ended December 31, 2005 (unaudited) and nine months ended September 30, 2006 (unaudited).

(2)
Includes stock-based compensation of $0, $237, $443, $393 and $1,484, respectively, for the period from July 22, 2003 (inception) through December 31, 2003, the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2005 (unaudited) and 2006 (unaudited); and $443 and $1,484, respectively, for the pro forma year ended December 31, 2005 (unaudited) and nine months ended September 30, 2006 (unaudited).

(3)	Capital expenditures include direct cash payments made for equipment, payments made under InterMetro’s capital lease facilities and amounts paid under one of InterMetro’s strategic agreements.

(4)
Cash and cash equivalents for Lucy’s Cafe, Inc. Pro Forma As Adjusted balance sheet includes $50 raised from InterMetro’s issuance of related party notes in October 2006, $600 raised from InterMetro’s issuance of a bridge note in December 2006 less $52 in related fees, $10,235 raised from the Company’s private placement of common stock that effectively closed on December 29, 2006, less $1,557 in related commissions, fees and expenses, $500 repaid to related party note holders in January 2007, and $600 repaid to a bridge note holder plus $101 of related deferred fees and expenses paid in January 2007.

(5)
InterMetro’s convertible promissory notes automatically converted into InterMetro’s Series A Preferred Stock at a price of $1.70, $2.81 and $6.80 per share, as the case may be, at the date of the consummation of the Business Combination on December 29, 2006. Each share of Series A Preferred Stock is convertible into 10.4746 share of the Company’s common stock.

(6)
Based on 2,537,159 shares issued and outstanding for InterMetro Communications, Inc. at September 30, 2006, which shares would have been exchangeable into approximately 26,575,726 shares of Lucy’s Cafe, Inc. at the close of the Business Combination; and based on 59,575,194 shares issued and outstanding for Lucy’s Café, Inc. Pro Forma As Adjusted data.

Additional Information

Additional information regarding the Company, its business, its capital stock, and its financial condition are included in the Company’s Form 10-KSB annual report and its Form 10-QSB quarterly reports. Copies of the Company’s Form 10-KSB for its fiscal year ending December 31, 2005, as well as the Company’s Form 10-QSB for the quarters ending March 31, 2006, June 30, 2006, and September 30, 2006 are available upon request to: Charles Rice, Chief Executive Officer, Lucy’s Cafe, Inc., 2685 Park Center Drive, Building A, Simi Valley, California 93065. Information regarding InterMetro before the Business Combination is available in the Form S-1 Registration Statement for InterMetro, dated October 27, 2006, which has been withdrawn but is still available for informational purposes at www.sec.gov. Additional information regarding the Business Combination, including financial statements and pro forma financial information, is available in the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on or about January 9, 2007.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of January 31, 2007, by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent of the Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of January 31, 2007 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 59,575,194 outstanding shares of common stock (which includes 45,525,614 outstanding shares of Common Stock as of January 31, 2007 and which also includes the remaining 14,049,580 shares of Common Stock that will be automatically issued when the Company increases the number of authorized shares to 150,000,000). Except as otherwise listed below, the address of each person is c/o Lucy’s Cafe, Inc., 2685 Park Center Drive, Building A, Simi Valley, California 93065. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name and Title of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percentage Ownership

Charles Rice	35,682,721 (3)	55.0%
Chairman, President,
Chief Executive Officer and Secretary

Vincent Arena	2,460,899 (4)	4.1%
Chief Financial Officer

Jon deOng	2,668,703 (5)	4.5%
Chief Technology Officer

Joshua Touber	1,105,413 (6)	1.8%
Director

Robert Grden	184,848 (7)	*
Director

Douglas Benson	3,982,283 (8)	6.6%
Director

Directors and executive officers	40,955,265	67.8%
as a group (6 persons)

David Marshall	6,317,777 (9)	10.4%
9229 Sunset Boulevard
Suite 505
Los Angeles, CA 90069

Mitchell Pindus	3,034,607 (10)	5.1%
228 S. Medio Drive
Los Angeles, CA 90049

Hunter World Markets, Inc.	4,485,000 (11)	7.5%
9300 Wilshire Boulevard
Penthouse Suite
Beverly Hills, CA 92012

 *Indicates beneficial ownership of less than one percent.

(1)
Includes the remaining 14,049,580 shares of Common Stock and 2,161,791 Common Stock purchase warrants to be issued to certain InterMetro Investors that were not exchanged concurrently on the closing of the Business Combination, but which will be exchanged automatically and without further action on the part of the holder(s) thereof at such time as the Company increases its authorized shares. Also reflects the assumption of all outstanding InterMetro stock options under InterMetro’s 2004 stock option plan (the “2004 Plan”) by the Company. The number of outstanding stock options and exercise price will be adjusted in the same proportion as the exchange ratio for the outstanding common stock in the business combination, while the exercise periods and other terms and conditions will remain the same as described in the Form S-1 Registration Statement filed by InterMetro Communications, Inc., dated October 27, 2006 which has been withdrawn, but is still available for informational purposes at www.sec.gov.

(2)
Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge each stockholder named in the table possesses sole voting and investment power with respect to all shares of Common Stock, except for those owned jointly with that person’s spouse.

(3)	Includes 261,868 shares of Common Stock which may be purchased pursuant to warrants and stock options that are exercisable within 60 days of January 31, 2007. Also includes 3,521,930 shares of Common Stock over which Mr. Rice would have voting power pursuant to voting agreements upon the exercise of stock options under the 2004 Plan and an additional 9,288,595 shares of Common Stock owned by certain of the Company’s employees over which Mr. Rice maintains voting control. Mr. Rice has granted options to certain individuals to purchase a total of 1,016,686 shares of his common stock. These options expire on May 15, 2009. Includes 5,306,893 shares of Common Stock and warrants to purchase 1,010,884 shares of Common Stock owned by David Marshall, the manager of an advisor to the Company, and his affiliates over which Mr. Rice has voting power for a period of ninety (90) days from December 29, 2006 for all shares for all matters, and for a period of two years from December 29, 2006 with respect to all matters (4,000,000 shares) and with respect to the selection of directors (the balance of the shares). Mr. Marshall purchased 2,500,000 of these shares from Mr. Rice for $150,000, payable to Mr. Rice within a twelve month period, prior to the closing of the Business Combination. Also includes 2,554,587 shares of Common Stock and warrants to purchase 480,020 shares of Common Stock owned by Mitchell Pindus and his affiliates over which Mr. Rice has voting power for a period of ninety (90) days for all shares for all matters, and for a period of two years with respect to the selection of directors.

(4)	Includes 261,868 shares of Common Stock which may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2007.

(5)	Includes 261,868 shares of Common Stock which may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2007.

(6)
Includes 342,461 shares of Common Stock which may be purchased pursuant to warrants and stock options that are exercisable within 60 days of January 31, 2007. Also includes 61,623 shares of Common Stock which may be purchased by Laurel Research, Inc., of which Mr. Touber is President, pursuant to warrants that are exercisable within 60 days of January 31, 2007.

(7)	Includes 184,848 shares of Common Stock which may be purchased pursuant to stock options that are exercisable within 60 days of January 31, 2007.

(8)	Includes 338,886 shares of Common Stock which may be purchased pursuant to warrants and stock options that are exercisable within 60 days of January 31, 2007.

(9)
Includes 680,065 shares of Common Stock owned by David Marshall Inc., of which David Marshall is the chief executive officer; 478,240 shares of Common Stock owned by the David Marshall Pension Trust, of which Mr. Marshall is the trustee; 373,441 shares of Common Stock which may be purchased by David Marshall Inc. pursuant to warrants that are exercisable within 60 days of January 31, 2007; 637,443 shares of Common Stock which may be purchased by the David Marshall Pension Trust pursuant to warrants that are exercisable within 60 days of January 31, 2007; 648,588 shares of Common Stock owned by Glenhaven Corporation, of which Mr. Marshall is the chief executive officer, and 3,500,000 shares of Common Stock owned by Santa Monica Capital, LLC, of which Mr. Marshall is the manager. These shares are subject to a voting agreement pursuant to which Charles Rice has voting power for a period of ninety (90) days from December 29, 2006 for all shares for all matters, and for a period of two years from December 29, 2006 with respect to all matters (4,000,000 shares) and with respect to the selection of directors (the balance of the shares).

(10)
Includes 1,846,664 shares of Common Stock owned by the Pindus Living Trust, of which Mr. Pindus is the co-trustee; 561,184 shares of Common Stock owned by the Mitchell R. Pindus Individual Retirement Account; 48,913 shares of Common Stock owned by the Myles Pindus Trust, of which Mr. Pindus is the trustee; 48,913 shares of Common Stock owned by the Tobias Pindus Trust, of which Mr. Pindus is the trustee; 48,913 shares of Common Stock owned by the Erin Pindus Trust, of which Mr. Pindus is the trustee; 248,961 shares of Common Stock which may be purchased by the Pindus Living Trust pursuant to warrants that are exercisable within 60 days of January 31, 2007; 231,059 shares of Common Stock which may be purchased by the Mitchell R. Pindus Individual Retirement Account pursuant to warrants that are exercisable within 60 days of January 31, 2007. These shares are subject to a voting agreement pursuant to which Charles Rice has voting power for a period of ninety (90) days from December 29, 2006 for all shares for all matters, and for a period of two years from December 29, 2006 with respect to the selection of directors.

(11)
Includes 3,585,000 shares of common stock owned by Hunter World Markets, Inc. (“Hunter”) and its affiliates and its affiliates and 600,000 shares which may be purchased by Hunter and its affiliates pursuant to warrants that are exercisable within 60 days of January 31, 2007. Todd M. Ficeto is President, Chief Executive Officer, and control person of Hunter and may be deemed to have voting and investment power over the shares held by Hunter. Mr. Ficeto disclaims beneficial ownership of the shares held by Hunter except to the extent of his pecuniary interest therein. Includes 250,000 shares held by Mr. Ficeto. Includes 25,000 shares held by Hunter Ficeto and 25,000 shares held by Natalia Ficeto. Mr. Ficeto is the father of Hunter Ficeto and Natalia Ficeto and may be considered control person of shares held by them.

EXECUTIVE COMPENSATION

Executive Compensation

None of the Company’s executive officers received any compensation for their respective services rendered to the Company during the year ended December 31, 2006.

The following table summarizes the compensation paid or accrued by the Company during the year ended December 31, 2006 by InterMetro’s chief executive officer and InterMetro’s other executive officers who were serving as executive officers on December 31, 2006 and whose salary and bonus exceeded $100,000 for services rendered to InterMetro in all capacities during that year.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All other Compensation(1)	Total

Charles Rice Chief Executive Officer and President	2006	$269,943	- 0 -	- 0 -	- 0 -	- 0 -	$20,316	$290,259

Jon deOng Chief Technology Officer	2006	$226,997	- 0 -	- 0 -	- 0 -	- 0 -	$17,316	$244,313

Vincent Arena Chief Financial Officer	2006	$205,350	- 0 -	- 0 -	- 0 -	- 0 -	$13,290	$218,640

(1)	Amounts primarily represent medical insurance premiums and reimbursements for automobile and electronic communication device expenses.

Employment Agreements

Effective on or about January 1, 2007, the Company assumed certain employment agreements with the Company’s new Chief Executive Officer, Charles Rice, Chief Technical Officer, Jon deOng, and Chief Financial Officer, Vincent Arena. Each of the agreements has a term ending on December 31, 2010, with automatic one-year extensions unless either the Company or the executive provides notice of intention not to renew the agreement at least 60 days prior to the end of its term.

The agreement with Mr. Rice provides for a base annual salary of $220,000 and a discretionary annual bonus target of up to 100% of his base annual salary. The agreement with Mr. deOng provides for a base annual salary of $185,000 and a discretionary annual bonus target of up to 75% of his base annual salary. The agreement with Mr. Arena provides for a base annual salary of $185,000 and a discretionary annual bonus target of up to 75% of his base annual salary. The Company anticipates senior executive bonuses under each of these agreements will be determined based on various factors, including revenue achievement and operating income (loss) before depreciation and amortization targets, as well as personal contributions. Each of these agreements calls for an 11% yearly increase in annual base salary.

Pursuant to the employment agreements, Mr. Rice, Mr. deOng, and Mr. Arena were each granted, on January 2, 2004, options to purchase 29,412 shares of InterMetro’s common stock under its 2004 Plan (which will be exchanged for options to purchase 308,080 of the Company’s common stock as soon as practicable after the closing of the Business Combination). The options for Mr. Rice have an exercise price of $0.468 per share (which will become $0.0446 per share after the Business Combination) and the options for Messrs. deOng and Arena have an exercise price of $0.425 per share (which will become $0.0406 per share after the Business Combination). All of the options have an exercise period of ten years from the date of grant. The options were 20% vested upon grant, and 1/16 of the unvested options vest each calendar year quarter from the grant date.

These employment agreements may be terminated by the Company if the executive acts with gross negligence in the performance of his duties resulting in a breach of his fiduciary duties to the Company, its board, or its shareholders (provided that the Company gives the executive notice of the basis for the termination and an opportunity for 30 days to cease committing the alleged conduct).

Severance benefits are payable under the agreements if the executive’s employment is terminated (i) if the Company materially breaches the employment agreement or terminate the agreement other than for gross negligence (as described above), (ii) upon the death or disability of the executive, or (iii) on account of non-renewal of the employment agreement after a change in control of the Company’s ownership. These severance benefits include (i) a lump sum payment equal to the greater of the sum of the executive’s annual compensation and accrued but unpaid bonus payable through the end of the term of the employment agreement or the executive’s annual base compensation, (ii) continuation medical insurance coverage and other benefits through the end of the term, and (iii) full vesting of all unvested stock options, with the ability to exercise all options granted under the agreement for the remainder of their term.

If the executive terminates his employment for reasons other than the Company’s breach of the agreement, he will not be entitled to severance benefits and will have a period of 90 days after notification of termination to exercise his vested options. If the executive’s employment is terminated for gross negligence (as described above), the executive will not be entitled to severance benefits, but he will be entitled to exercise his vested stock options for the remainder of their term.

Outstanding Equity Awards

The following table sets forth information for each of the Company’s executive officers regarding the number of shares subject to exercisable, unexercisable, and unexercisable unearned InterMetro stock options at the fiscal year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

Charles Rice	246,464	61,616	- 0 -	$0.0446	1/2/09
Chairman, Chief Executive Officer, and President
Jon deOng	246,464	61,616	- 0 -	$0.0406	1/2/14
Chief Technology Officer
Vincent Arena	246,464	61,616	- 0 -	$0.0406	1/2/14
Chief Financial Officer

(1)	Assumes all outstanding stock options granted under InterMetro’s 2004 stock option plan are assumed by the Company.

Employee Benefit Plans

2004 Stock Option Plan

The Board of Directors of the Company voted unanimously to cause the Company to assume all stock options under the 2004 Stock Option Plan of InterMetro (the “2004 Plan”), which were issued and outstanding immediately prior to the closing of the Business Combination between the Company and InterMetro which closed on or about December 29, 2006. Upon the effectiveness of the applicable shareholder resolution described in this Schedule 14C, the Company will assume the obligations of stock options to purchase approximately 545,588 shares of InterMetro’s common stock under InterMetro’s 2004 stock option plan (which will be exchanged for stock options to purchase approximately 5,714,819 shares of the Company’s common stock) of which approximately 4,836,800 vest as follows: 20% on the date of grant and 1/16 of the balance each quarter thereafter until the remaining stock options have vested and approximately 878,018 of which as follows: 50% on the date of grant and 50% at one year after the date of grant. The exchanged stock options will be exercisable for a period of ten years from the date of initial grant by InterMetro and will be exercisable at exercise prices ranging from $0.0406 to $0.9738.

InterMetro and the Company plan to freeze any further grants of stock options under the 2004 Plan upon the adoption of the Company’s planned 2007 Omnibus Stock and Incentive Plan. Any shares reserved for issuance under the 2004 Plan that are not needed for outstanding options granted under that plan will be cancelled and returned to treasury shares.

2007 Omnibus Stock and Incentive Plan

On or about January 19, 2007, the Board of Directors of the Company adopted the 2007 Omnibus Stock and Incentive Plan (the “2007 Plan”) for directors, officers, employees, and consultants to the Company. See “THE COMPANY AND THE TRANSACTIONS - Proposed Shareholder Actions - 2007 Omnibus Stock and Incentive Plan” for a summary of the principal provisions of the 2007 Plan.

Director Compensation

None of the Company’s directors received any compensation for their respective services rendered to the Company during the year ended December 31, 2006.

The following table summarizes the compensation paid or accrued by the Company during the year ended December 31, 2006 by InterMetro’s directors who were serving as directors of InterMetro on December 31, 2006 and who now serve as directors of the Company, effective as of January 19, 2007.

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total

Joshua Touber, Director	- 0 -	- 0 -	61,615 (1)	- 0 -	- 0 -	$4,800 (2)	$4,800

Robert Grden, Director	- 0 -	- 0 -	61,615 (1)	- 0 -	- 0 -	- 0 -	- 0 -

Douglas Benson, Director	- 0 -	- 0 -	61,615 (1)	- 0 -	- 0 -	- 0 -	- 0 -

(1)	Assumes all outstanding stock options granted under InterMetro’s 2004 stock option plan are assumed by the Company.

(2)	Amount primarily represents medical insurance premiums.

OTHER MATTERS

The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO CHARLES RICE, CHIEF EXECUTIVE OFFICER OF THE COMPANY, AT LUCY’S CAFE, INC., 2685 PARK CENTER DRIVE, BUILDING A, SIMI VALLEY, CALIFORNIA 93065, TELEPHONE (805) 433-8000, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB  INITIAL REGISTRATION RIGHTS AGREEMENT, ADDITIONAL REGISTRATION RIGHTS AGREEMENT, AND PLACEMENT AGENT AGREEMENT WILL BE PROVIDED WITHOUT CHARGE.

Exhibit A
Amended and Restated Articles of Incorporation

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

LUCY CAFE, INC.

The undersigned, Charles Rice and Vincent Arena, being the President and Chief Financial Officer, respectively, of Lucy’s Cafe, Inc. (the “Corporation”), hereby certify that:

1. They are the President and Chief Financial Officer of the Corporation.

2. The Articles of Incorporation of the Corporation are hereby amended and restated as follows:

ARTICLE I

The name of this Corporation shall be: InterMetro Communications, Inc.

ARTICLE II

The name of the registered office of the Corporation in the State of Nevada is Paracorp Incorporated, and the address of the registered agent at that address is 318 N. Carson St. #208, Carson City, Nevada 89701.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (“Nevada Corporation Law”).

ARTICLE IV

A. Capitalization. The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred Sixty Million (160,000,000) shares, consisting of (a) One Hundred Fifty Million (150,000,000) shares of Common Stock, par value $0.001 per share (“Common Stock”), and (b) Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

B. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is authorized to provide, by resolution, for one or more series of Preferred Stock to be comprised of authorized but unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock need not be identical to any other series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, the rights, preferences and privileges of, and qualifications, restrictions and limitations applicable to, such series.

The Board of Directors is authorized to increase the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series of Preferred Stock. The Board of Directors is authorized to decrease the number of shares of the Preferred Stock designated for any existing series of Preferred Stock by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series.

C. Common Stock.

1. Except as otherwise required by law, and subject to any special voting rights which may be granted to any additional series of Preferred Stock in the Board of Directors resolutions which create such series, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the records of the Corporation on each matter submitted to a vote of the stockholders. Holders of Common Stock shall not have the right to cumulative voting in the election of directors of the Corporation.

2. Subject to the rights of the holders of the Preferred Stock if any, the holders of the Common Stock shall be entitled to receive such dividends and other distributions, in cash, securities or property of the Corporation, as may be declared thereon from time to time by the Board of Directors, out of the assets and funds of the Corporation legally available therefor.

D. General.

1. Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (in any form, but not less in value than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix such consideration in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares of Preferred Stock or Common Stock so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be subject to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

2. The Corporation shall have authority to create and grant rights and options entitling their holders to purchase or otherwise acquire shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights and options shall be evidenced by instruments approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise and other terms of such options or rights; provided , however , that the consideration to be received (which may be in any form permitted by the Board of Directors) for any shares of capital stock subject thereto shall have a value not less than the par value thereof.

ARTICLE V

A. Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors of the Corporation. The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, subject to any restrictions that may be set forth in this Certificate of Incorporation.

B. Election and Term of Directors. The directors of the Corporation shall be classified, with respect to the time for which they hold office, into three classes as nearly equal in number as possible: one class the term of which expires at the annual meeting of stockholders that is held in 2008, a second class the term of which expires at the annual meeting of stockholders that is held in 2009 and a third class the term of which expires at the annual meeting of stockholders that is held in 2010, with any director in each such class to hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office in accordance with this Certificate of Incorporation, any applicable law or pursuant to an order of a court. If the number of directors is changed by the Board of Directors, then any newly-created directorships or any decrease in directorships shall be so apportioned among such classes as to make all such classes as nearly equal in number as possible; provided, however , that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the stockholders of the Corporation, subject to the rights of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation, the successors of the class of directors the term of which expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders of the Corporation held in the third year following the year of such election.

C. Vacancies on the Board of Directors. Any vacancy on the Board of Directors resulting from death, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between meetings of the stockholders shall be filled only by the affirmative vote of a majority of all of the directors then in office, even though less than a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal from office in accordance with this Certificate of Incorporation, any applicable law or pursuant to an order of a court.

D. Removal of Directors. Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation voting as a single class.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the percentage of holders of capital stock as set forth in the Bylaws.

ARTICLE VII

The election of directors at an annual or special meeting of stockholders of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred thereby in connection with such action, suit or proceeding to the fullest extent permitted by the Nevada Corporation Law and any other applicable law as shall be from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any rights to which any such director or officer may otherwise be entitled. The provisions of this Article VIII shall be deemed to constitute a contract between the Corporation and each director and officer of the Corporation serving in such capacity at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

ARTICLE IX

To the fullest extent permitted by the Nevada Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE X

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chief Executive Officer of the Corporation or the Board of Directors or a Committee of the Board of Directors which has been duly designated by the Board of Directors and the powers and authority of which, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call special meetings of the stockholders. Such special meetings may not be called by any other person or persons.

ARTICLE XI

Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, this Certificate of Incorporation or any designation of the Preferred Stock, the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of the capital stock, voting together as a single class, shall be required to amend, alter or appeal any provision contained in this Certificate of Incorporation except that the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding capital stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of Article V of this Certificate of Incorporation.

3. The foregoing Amended and Restated Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amended and Restated to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Nevada Law. The total number of outstanding shares of the Corporation is 45,525,614 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

The undersigned further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in this certificate are true and correct of his own knowledge.

Dated: ___________________, 2007

Charles Rice, President

Vincent Arena, Chief Financial Officer

Exhibit B
2004 InterMetro Communications, Inc. Stock Option Plan

InterMetro Communications, Inc.
Stock Option Plan
for Directors, Executive Officers, and Employees of
and Key Consultants to InterMetro Communications, Inc.

1. Purpose. The purpose of this Stock Option Plan is to promote the interests of InterMetro Communications, Inc. (“Company”) and its shareholders by enabling it to offer stock options to better attract, retain, and reward directors, executive officers, and employees of and key consultants to the Company and any other future subsidiaries that may qualify under the terms of this Plan. The goal is to strengthen the mutuality of interests between those persons and the shareholders of the Company by providing those persons with a proprietary interest in pursuing the Company’s long-term growth and financial success.

2. Definitions. For purposes of this Plan, the following terms have the meanings set forth below.

(a) “Board” means the Board of Directors of InterMetro Communications, Inc.

(b) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any specific section of the Code will be deemed to be a reference to any successor provision of the Code.

(c) “Chief Executive Officer” means the Chief Executive Officer of the Company responsible for the administration of the Plan as provided in Section 3 below.

(d) “Common Stock” means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

(e) “Company” means InterMetro Communications, Inc., a California corporation, or any successor corporation. Except where the context indicates otherwise, the term “Company” includes its Parent and Subsidiaries.

(f) “Director” means any person who serves as a member of the Board of Directors of InterMetro Communications, Inc. “Outside Director” means any person who serves as a member of the Board of Directors of InterMetro Communications, Inc. and is not a full-time employee of InterMetro Communications, Inc. or its subsidiaries.

(g) “Disabled” means permanent and total disability, as defined in Code Section 22(e)(3).

(h) “Employee” means any person who is employed by InterMetro Communications, Inc. or any Subsidiary or Parent of the Company on a full or part-time basis, so that they have income taxes withheld and are eligible to participate in employee benefits programs. Such person will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless re-employment upon expiration of such leave is guaranteed by statute or contract. If employment upon expiration of leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934.

(j) “Fair Market Value” per share means, on any given date:

(1) The last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System (“NMS”) or in case no such reported sale takes place, the average of the closing bid and ask prices on such date; or

(2) If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system; or

(3) If not quoted on any system, the fair market value indicated by the last appraisal of the Company by a professional appraiser or certified public accounting firm; or

(4) If not quoted on any system or valued by appraisal, the fair market value determined by the Company’s Board of Directors in good faith.

(k) “Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to be an incentive stock option within the meaning of Section 422 of the Code.

(l) “Insider” means a person who is subject to the provisions of Section 16 of the Exchange Act.

(m)  “Key Consultant” means a person who is engaged by InterMetro Communications, Inc. or its Subsidiaries as a non-employee to perform tasks on a contractual basis over a sufficient period of time that he or she satisfies the eligibility criteria set forth by the Securities and Exchange Commission for a non-employee to participate in a registered stock option plan.

(n) “Non-Qualified Stock Option” means any option to purchase shares of Common Stock that is not an Incentive Stock Option.

(o) “Officer” is an employee of InterMetro Communications, Inc. or its Subsidiaries who is granted the authority to commit the corporation to binding agreements and to function as one of the executives of InterMetro Communications, Inc. or its Subsidiaries.

(p)  “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Section 424(e) of the Code.

(r) “Participant” means a person who has been granted an Option.

(s) “Plan” means this InterMetro Communications, Inc. Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to InterMetro Communications, Inc. and its Subsidiaries, as it may be amended from time to time.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Severance” means, with respect to a Participant, the termination of the Participant’s provision of services to the Company as an employee and officer and director and consultant, as the case may be, whether by reason of death, disability, or any other reason. A Participant who is on a leave of absence that exceeds ninety (90) consecutive days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant’s rights to reemployment or reappointment are guaranteed by statute or contract.

(v) “Subsidiary” means any corporation or entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

(w) “Ten Percent Shareholder” means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the stock of the Company.

3. Administration.

(a) This Plan will be administered by the Chief Executive Officer of the Company.

(b) The Chief Executive Officer is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Chief Executive Officer in connection with the interpretation and administration of this Plan will be binding upon all parties.

(c) The Chief Executive Officer may designate persons other than the Chief Executive Officer to carry out his/her responsibilities under such conditions and limitations as he/she may prescribe, except that the Chief Executive Officer may not delegate his/her authority with regard to the granting of Options to Insiders.

(d) Subject to the limitations of Section 13 below, the Chief Executive Officer is expressly authorized to make such modifications to this Plan as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

4. Duration of Plan.

(a) This Plan is effective as of January 1, 2004, the date of its adoption by the Board, provided this Plan is approved by the majority of the Company’s shareholders, in accordance with the provisions of Code Section 422, on or prior to twelve (12) months after its adoption. In the event that this Plan is not so approved, this Plan will terminate and any Options granted under this Plan will be void and have no further effect.

(b) This Plan will terminate on January 1, 2014, except with respect to Options then outstanding.

5. Number of Shares.

(a) The aggregate number of shares of Common Stock which may be issued pursuant to this Plan is three million (3,000,000) shares of Common Stock. This aggregate number may be adjusted from time to time as set forth in Section 12 of this Plan.

(b) Upon the expiration or termination of an outstanding Option which has not been exercised in full, any shares of Common Stock remaining unissued will again become available for the granting of additional Options.

6. Eligibility. Persons eligible for Options under this Plan are limited to the directors, executive officers, and employees of and key consultants to InterMetro Communications, Inc. and its Subsidiaries.

7. Form of Options. Options granted under this Plan may be Incentive Stock Options or Non-Qualified Stock Options, subject to Section 422 of the Code. Options will be subject to the following terms and conditions:

(a) Options may be granted under this Plan on such terms and in such form as the Chief Executive Officer may approve, including by not limited to the right to exercise Options on a cashless basis, which conditions will not be inconsistent with the provisions of this Plan.

(b) The exercise price per share of Common Stock purchasable under an Option will be set forth in the Option. In the case of an Incentive Stock Option, the exercise price, determined on the date of the grant, must be no less than:

(i)	One hundred ten percent (110%) of the Fair Market Value of the Common Stock in the case of a Ten Percent Shareholder Employee; or

(ii)	One hundred percent (100%) of the Fair Market Value of the Common Stock in the case of any other Employee.

In the case of a Non-Qualified Stock Option, the exercise price, determined on the date of the grant, must be no less than:

(i)	One hundred ten percent (110%) of the Fair Market Value of the Common Stock in the case of a Ten Percent Shareholder; or

(ii)	Eighty-five percent (85%) of the Fair Market Value of the Common Stock in the case of any other Participant.

(c) An Option will be exercisable at such time or times and be subject to such terms and conditions as may be set forth in the Option. Except in the case of Options granted to Officers, Directors, and Consultants, Options will become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

(d) The Chief Executive Officer may modify an existing Option, including the right to:

(i)	Accelerate the right to exercise it;

(ii)	Extend or renew it; or

(iii)	Cancel it and issue a new Option.

(e) No modification may be made pursuant to Paragraph (d) above to an Option that would impair the rights of the Participant holding the Option without his or her consent. Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Section 424(h) of the Code.

(f) Each Option will be designated in the stock option agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422, such Options will be treated as Non-Qualified Stock Options. In the event the stock option agreement does not designate an Option as either an Incentive Stock Option or a Non-Qualified Stock Option, such Option will be treated as an Incentive Stock Option to the extent that the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which such Option is exercisable for the first time by a Participant during any calendar year does not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422.

8. Issuance of Options.

Stock Options will be granted from time to time in the future on the terms and conditions recommended by the Chief Executive Officer and approved by the Company’s Board of Directors. Each Option will be evidenced by a written stock option agreement, in form satisfactory to the Chief Executive Officer, executed by the Company and the person to whom such Option is granted.

9. Vesting Requirement and Performance Threshold.

The vesting requirements, performance thresholds and other terms and conditions of additional Options which may be granted under this Plan from time to time, if any, will be determined and approved by the Chief Executive Officer and Board of Directors; provided, that in all cases unvested Options will automatically expire and be canceled on the date of the Severance of an Employee or Insider who holds such Options, except as otherwise specifically provided in future amendments to the Plan or in specific stock option agreements approved by the Board of Directors on a case by case basis.

10. Termination of Options.

(a) Except to the extent the terms of an Option require its prior termination, each Option will terminate on the earliest of the following dates.

(i)	The date which is ten (10) years from the date on which the Option is granted or five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

(ii)
If the Participant was Disabled at the time of Severance, the date of the Severance of the Participant to whom the Option was granted, with respect to unvested Options, and the date which is one (1) year from the date of the Severance, with respect to vested Options.

(iii)
The date of Severance of the Participant to whom the Option was granted, with respect to unvested Options, and the date which is ninety (90) days from the date of the Severance of the Participant to whom the Option was granted, with respect to vested Options.

(iv)	The date which is one (1) year after the death of the Participant, with respect to vested Options, and the date of death of the Participant, in the case of unvested Options.

(v)
In the case of any Severance other than one described in Subparagraphs (ii) or (iii) above, the date of the Participant’s Severance, with respect to unvested Options, and the date that is ninety (90) days from the date of the Participant’s Severance, with respect to vested Options.

11. Non-transferability of Options.

(a) During the lifetime of the Participant, each Option is exercisable only by the Participant.

(b) No Option under this Plan will be assignable or transferable, except by will or the laws of descent and distribution.

12. Adjustments.

(a) In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification), the Chief Executive Officer is authorized to make such adjustments as the Chief Executive may deem appropriate with respect to:

(i)	The aggregate number of shares of Common Stock for which Options may be granted under this Plan;

(ii)	The number of shares of Common Stock covered by each outstanding Option; and

(iii)	The exercise price per share in respect of each outstanding Option.

(b) The Chief Executive Officer may also make such adjustments in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

(c) The Chief Executive Officer may also increase the aggregate number of shares of Common Stock that may be issued under the Plan so that the aggregate number of shares of Common Stock that may be issued under the Plan equals 15% of the outstanding shares of the Company’s Common Stock.

13. Amendment and Termination. The Board may at any time amend or terminate this Plan. The Board may not, however, without the approval of the majority-in-interest of the shareholders of the Company, amend the provisions of this Plan regarding:

(a) The class of individuals entitled to receive Incentive Stock Options.

(b)	The aggregate number of shares of Common Stock that may be issued under the Plan, except as provided in Section 12 of this Plan.

(c)
To the extent necessary to comply with Rule 16(b) under the Exchange Act, if applicable, the Board may not make any amendment without approval of the majority-in-interest of the shareholders of the Company that would:

(i)	Materially increase the aggregate number of shares of Common Stock which may be issued to Insiders (except for adjustments under Section 12 of this Plan);

(ii)	Materially modify the requirements as to the eligibility of Insiders to participate; or

(iii)	Materially increase the benefits accruing to Insiders under this Plan.

14. Tax Withholding.

(a) The Company will have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

(b) If Common Stock is used to satisfy the Company’s tax withholding obligations, the stock will be valued based on its Fair Market Value when the tax withholding is required to be made.

15. No Additional Rights.

(a) The existence of this Plan and the Options granted hereunder will not affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law.

(b) Neither the adoption of this Plan nor the granting of any Option will confer upon any Participant the right to continue performing services for the Company, nor will it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

(c) No Participant will have any rights as a shareholder with respect to any shares covered by an Option until the date a certificate for such shares has been issued to the Participant following the exercise of the Option.

16. Securities Law Restrictions.

(a) No shares of Common Stock will be issued under this Plan unless the issuance will be in compliance with applicable federal and state securities laws.

(b) The Chief Executive Officer may require certain investment or other representations and undertakings by the Participant (or other person acquiring the right to exercise the Option by reason of the death of the Participant) in order to comply with applicable law.

(c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Chief Executive Officer may deem advisable. The Chief Executive Officer may cause a legend to be placed on the certificates to refer to these restrictions.

17. Employment or Consulting Relationship. Nothing in the Plan or any Option granted hereunder will interfere with or limit in any way the right of the Company or any of its Parents or Subsidiaries to terminate any Participant’s employment or consulting at any time, nor confer upon any Participant any right to continue in the employ of, or consult with, the Company or any of its Parents or Subsidiaries.

18. Market Standoff. Each Participant, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, will not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during a specified period following the effective date of a registration statement of the Company filed under the Securities Act (except Form S-8); provided, however, that such restriction will apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of the Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such period.

19. Exercise of Option. An Option will be deemed exercised when the Company receives (i) written or electronic notice of exercise from the person entitled to exercise the Option and (ii) full payment for the shares of Common Stock with respect to which the Option is exercised, including payment of any taxes which may be required. Full payment may consist of any of the following, to the extent provided in the applicable Stock Option Agreement:

(a) Payment of the full purchase price in cash or by check;

(b) If provided in the applicable Stock Option Agreement, cashless conversion of the Options to be exercised into a number of shares of Common Stock determined by dividing (a) the aggregate Fair Market Value of the shares of Common Stock issuable upon exercise of the Option, minus the aggregate exercise price of such Option by (b) the Fair Market Value of one share of Common Stock;

(c) If provided in the applicable Stock Option Agreement, delivery of a recourse promissory note having terms and conditions approved by the Board and reflected in the agreement evidencing the Option or in a resolution duly adopted by the Board, in the amount of the full purchase price to the Company; or

(d) If provided in the applicable Stock Option Agreement, payment in such other form of lawful consideration as the Board may approve from time to time.

20. Shareholder’s Agreement. Each Participant who acquires Common Stock through the exercise of Options, if so requested by the Company, will execute a Shareholder’s Agreement which governs the disposition of the Common Stock in the event the Participant seeks to dispose of his Common Stock or incurs a Severance, and other matters that may be addressed in said agreement.

21. Indemnification. To the maximum extent permitted by law, the Company will indemnify each member of the Board and the Chief Executive Officer, as well as any other Employee of or Key Consultant to the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under this Plan, unless the losses are due to the individual’s gross negligence or lack of good faith.

22. Governing Law. This Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the State of California. The venue for any legal proceeding under this Plan will be in the appropriate forum in the County of Los Angeles, State of California.

Date: January 1, 2004		InterMetro Communications, Inc., a California Corporation

	By:	/s/ Charles Rice
Charles Rice, President

Amendment to

InterMetro Communications, Inc.
Stock Option Plan
for Directors, Executive Officers, and Employees of
and Key Consultants to InterMetro Communications, Inc.

The following provision of the InterMetro Communications, Inc. Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to InterMetro Communications, Inc. dated January 1, 2004 (the “Plan”) is hereby amended and restated (the “Amendment”):

Section 12(c) of the Plan is hereby amended and restated in its entirety as follows: “The Chief Executive Officer may also increase the aggregate number of shares of Common Stock that may be issued under the Plan so that the aggregate number of shares of Common Stock that may be issued under the Plan equals 15% of the outstanding shares of the Company’s Common Stock, assuming full conversion of the notes issued pursuant to that certain Loan and Security Agreement, dated November 24, 2003, as amended, into shares of Series A Preferred Stock under the applicable Secured Convertible Promissory Notes and the conversion of those shares of Series A Preferred Stock into shares of Common Stock under the Certificate of Determination.”

The Plan shall remain in effect as modified by this Amendment to the Plan (the “Amendment”) except to the extent that the Plan contradicts the Amendment, in which case this Amendment shall govern.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of InterMetro Communications, Inc., a California corporation (the “Company”), and that the foregoing Amendment to the Plan was validly adopted on June 30, 2004 by the duly elected directors of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of June 2004.

/s/ Charles Rice
Charles Rice, Secretary

Amendment to

InterMetro Communications, Inc.
Stock Option Plan
for Directors, Executive Officers, and Employees of
and Key Consultants to InterMetro Communications, Inc.

The following provision of the InterMetro Communications, Inc. Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to InterMetro Communications, Inc. dated January 1, 2004 (the “Plan”) is hereby amended and restated (the “Amendment”):

Section 12(c) of the Plan is hereby amended and restated in its entirety as follows: “The Chief Executive Officer may also increase the aggregate number of shares of Common Stock that may be issued under the Plan so that the aggregate number of shares of Common Stock that may be issued under the Plan equals 15% of the outstanding shares of the Company’s Common Stock, assuming full conversion of any outstanding preferred stock and the notes issued pursuant to that certain Loan and Security Agreement, dated November 24, 2003, as amended, into shares of Series A Preferred Stock under the applicable Secured Convertible Promissory Notes and the conversion of those shares of Series A Preferred Stock into shares of Common Stock under the Certificate of Determination.”

The Plan shall remain in effect as modified by this Amendment to the Plan (the “Amendment”) except to the extent that the Amendment contradicts the Amendment, in which case this Amendment shall govern.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of InterMetro Communications, Inc., a California corporation (the “Company”), and that the foregoing Amendment to the Plan was validly adopted on January 16, 2006 by the duly elected directors of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of January 2006.

/s/ Charles Rice
Charles Rice, Secretary

Exhibit C
2007 Omnibus Stock and Incentive Plan

INTERMETRO COMMUNICATIONS, INC.
2007 OMNIBUS STOCK AND INCENTIVE PLAN

ARTICLE 1.
BACKGROUND AND PURPOSE

1.1.           Background. This 2007 Omnibus Stock and Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.

1.2.           Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as officers, Directors, Employees and Consultants of the Company; (b) to provide additional incentives to such Employees, officers, Directors and Consultants by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the business of the Company.

1.3.           Eligibility. Service Providers who are officers, Directors, Employees or Consultants are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

1.4.           Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

ARTICLE 2.
SHARE LIMITS

2.1.           Shares Subject to the Plan.

(a)           Share Reserve. Awards may be made under the Plan for up to 8,903,410 Shares. In addition, on each anniversary of the Effective Date on or before the fifth anniversary of the Effective Date, the aggregate number of shares of the Company’s Common Stock reserved for issuance under this Plan shall be increased automatically by the lesser of: (a) a number of shares equal to five percent (5%) of the total number of Shares on the immediately preceding December 31st; (b) 4,713,570 Shares; or (c) such lesser number of shares as the Board, in its sole discretion, determines. These limits on the number of Shares subject to the share reserve shall be subject to adjustment under Section 2.3(a) of the Plan. All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b)           Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by tender or attestation of Shares under Section 5.4(b), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised and not the net number of Shares actually issued upon such exercise.

(c)           Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d)           Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

2.2.           Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than 4,399,332 Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that this limit shall apply to all Service Providers.

(a)           Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b)           Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.

2.3.           Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares) or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)           proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance based compensation under Section 162(m) of the Code), or

(b)           in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are provided advance written notice or (v) a combination of the foregoing..

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.3 shall be final and conclusive. The Committee may act under this Section 2.3 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.3(a) above shall nevertheless be made.

ARTICLE 3.
PLAN ADMINISTRATION

3.1.           Administrator. The Plan shall be administered by the Committee.

3.2.           Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d) to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine and amend, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (l) to accelerate the vesting, exercisability and/or the deemed attainment of a Performance Objective with respect to an Award; and (m) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3.           Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A or Section 162(m) with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

3.4.           Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement. Further, in the performance of its responsibilities with respect to the Plan or any Award Agreement, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

3.5.           Action by the Board / Delegation to Executive Officers. Subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Further, to the extent permitted by Applicable Law, the Committee may delegate to one or more Executive Officers the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.

3.6.           Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

ARTICLE 4.
VESTING AND PERFORMANCE OBJECTIVES

4.1.           General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2.           Period of Absence from Providing Substantial Services. To the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise.

4.3.           Performance Objectives.

(a)           Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. For Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Objectives based on other criteria as it deems appropriate. The Performance Objectives will be comprised of specified levels of one or more of the following performance measures as the Committee deems appropriate: net earnings or net income (before of after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, equity, sales, or revenue); cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; working capital targets; cash value added; economic value added; market penetration; and product introductions, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Objectives may be described in terms of goals that are related to the individual Participant or goals that are Company-wide or related to an Affiliate, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Affiliate, division, department, region, function or business unit) or measured relative to selected peer companies or a market or other index. In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Objectives based on other criteria as it deems appropriate.

(b)           Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2011. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(c)           Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d)           Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

ARTICLE 5.
STOCK OPTIONS

5.1.           Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2.           Type of Option.

(a)           Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)           Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3.           Limitations.

(a)           Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b)           Minimum Exercise Price. Except as provided in Section 5.3(e) and subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(d), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c)           $100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds $100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Non-Qualified Options. For purposes of this Section 5.3(c), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.

(d)           10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.

(e)           Short-Term Below Market Options. The Committee shall have the authority to grant Options with an exercise price that is less than the Fair Market Value per Share on the date that the Option is granted; provided, however, that notwithstanding any other provision of this Plan to the contrary, the Award Agreement for each such Option shall require that the Option be exercised no later than the 15th day of the third month following the end of the calendar year in which the Option is granted.

5.4.           Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), and (d) below.

(a)           Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.

(b)           Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be Shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(c)           Broker-Assisted Cashless Exercise. Subject to the Committee’s approval, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date. Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price and any applicable withholding taxes due. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

(d)           Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

5.5.           Exercise of Option.

(a)           Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or facsimile notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

(b)           Termination of Relationship as a Service Provider. Except as otherwise provided in the Award Agreement, in the event of Termination of Service before exercise of an Option, the following rules shall apply:

(i)           If the Participant’s Termination of Service is for Cause, no portion of the Option may be exercised, and the Option will immediately expire upon the Termination of Service;

(ii)           An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(iii)           An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iv)           Unless a Participant’s Termination of Service is the result of the Participant’s death or Disability, the Participant may not exercise the vested portion of an Option more than three months after such Termination of Service;

(v)           If a Participant’s Termination of Service is the result of the Participant’s death or Disability, the Participant may exercise the vested portion of an Option up to 12 months after Termination of Service; and

(vi)           After the Participant’s death, his Beneficiary may exercise an Option only to the extent that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

If the Committee determines, subsequent to a Participant’s Termination of Service but before exercise of an Option, that either before or after the Participant’s Termination of Service the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Option is forfeited immediately.

(c)           Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

5.6.           Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

ARTICLE 6.
STOCK APPRECIATION RIGHTS

6.1.           Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right shall be as determined by the Committee and shall be stated in the Award Agreement.  Except as otherwise provided by the Committee, all Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

6.2.           Exercise of Stock Appreciation Right.

(a)           Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or facsimile notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)           Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. However, if the Participant’s Termination of Service is for Cause, no portion of the Stock Appreciation Right may be exercised, and the Stock Appreciation Right will immediately expire upon the Termination of Service. If the Committee determines, subsequent to a Participant’s Termination of Service but before exercise of a Stock Appreciation Right, that either before or after the Participant’s Termination of Service that the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Stock Appreciation Right is forfeited immediately.

(c)           Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

ARTICLE 7.
RESTRICTED STOCK

7.1.           Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.2.           Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3.           Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.4.           Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

7.5.           Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.6.           Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a)           If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b)           If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes nonforfeitable.

7.7.           Right of Repurchase of Restricted Stock. If, with respect to any Award of Restricted Stock: (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction; (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives; or (c) the Participant has engaged in conduct either before or after Termination of Service that constitutes Cause, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at the lower of their original issuance price (or to require forfeiture of such Shares if issued at no cost) or their Fair Market Value.

ARTICLE 8.
RESTRICTED STOCK UNITS

8.1.           Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

8.2.           Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.3.           Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

8.4.           Deferral Election. Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.

8.5.           Forfeiture. If, with respect to any Award: (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction; (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives; or (c) the Participant has engaged in conduct either before or after Termination of Service that constitutes Cause, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation.

ARTICLE 9.
OTHER EQUITY-BASED AWARDS

9.1.           Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including deferred stock units, the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.

ARTICLE 10.
ADDITIONAL TERMS OF AWARDS

10.1.         No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

10.2.          No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

10.3.         No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.4.          Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Non-Qualified Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

10.5.         Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until: (a) all conditions of the Award have been met or removed to the satisfaction of the Committee; (b) subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied; and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.6.          Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.7.          Withholding.

(a)           Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b)           Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

10.8.          Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of Awards upon a Change of Control of the Company and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the exercise price or base amount of any Option or Stock Appreciation Right without stockholder approval except as contemplated in Section 2.3 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the Shares as described therein).

10.9.         Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.10.          Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

ARTICLE 11.
TERM, AMENDMENT, AND TERMINATION OF PLAN

11.1.           Term of Plan. The Plan shall become effective on the Effective Date.

11.2.           Termination. The Plan shall terminate upon the earliest to occur of (i) June 23, 2016; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan.

11.3.           Amendment. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. Any revision that deletes or limits the scope of the provisions of Section 10.8 prohibiting Repricing of Options or Stock Appreciation Rights without stockholder approval shall require stockholder approval.

11.4.           Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 12.
MISCELLANEOUS

12.1.           Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

12.2.           Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

12.3.           Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum; and (b) the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.

12.4.           Expenses. The costs of administering the Plan shall be paid by the Company.

12.5.           Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.6.           Construction. Unless the contrary is clearly indicated by the context: (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b) the use of the singular shall also include within its meaning the plural and vice versa; and (c) the word “include” shall mean to include, but not to be limited to.

12.7.           No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

12.8.           Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.9           Complete Statement of Plan. This document is a complete statement of the Plan.

APPENDIX

As used in the Plan, the following terms shall have the following meanings:

“Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing. Notwithstanding the foregoing, “Affiliate” for purposes of defining a Change of Control means with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

“Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

“Board” means the board of directors of the Company.

“Cause”, as used in connection with the termination of a Participant’s services, means (1) with respect to any Participant employed under a written employment agreement with the Company which agreement includes a definition of “cause,” “cause” as defined in that agreement or, if that agreement contains no such definition, a material breach by the Participant of that agreement, or (2) with respect to any other Participant, any of the following:

(a)           the failure of the Participant to perform any of his or her material duties to the Company, including, without limitation, breach of the Company’s code of ethics, conflict of interest or employment policies;

(b)           the Participant’s conviction (including any pleas of guilty or nolo contendre) of any felony or other crime that the Committee reasonably determines adversely impacts the Participant’s ability to continue performing services with the Company;

(c)           any act or omission to act by the Participant (other than the Participant’s resignation or retirement) which would reasonably be likely to have the effect of injuring the reputation, business or business relationships of the Company or impairing the Participant’s ability to perform services for the Company;

(d)           acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company;

(e)           violation of any law or administrative regulation related to the Company’s business and use of the Company’s facilities or premises to conduct unlawful or unauthorized activities or transactions and

(f)           conduct that could result in publicity reflecting unfavorably on the Company in a material way;

(g)           the Participant’s improper use of the Company’s confidential or proprietary information; or

(h)           a breach of the terms of any employment agreement, confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and the Company , after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.

The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Company” includes any Affiliate of the Company and “Cause” is not limited to events that have occurred before a Participant’s Termination of Service, nor is it necessary that the Committee’s finding of “Cause” occur prior to Termination of Service.

“Change of Control” means and shall be deemed to occur upon the first of the following events:

(a)           the acquisition, after the date hereof, by an individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Voting Securities of the Company then outstanding after giving effect to such acquisition or, if greater the percentage of the combined voting power of the Voting Securities of the Company held or controlled by the Company’s largest shareholder or his Affiliates (including but not limited to members of his “family” (as defined under Section 267(c)(4) of the Code) after giving effect to such acquisition); provided however, that if any one Person, or more than one Person acting as a group, is considered to own more than such percentages of the Voting Securities, acquisition of additional Voting Securities is not considered to cause an additional Change of Control; or

(b)           the Company is merged or consolidated or reorganized into or with another Company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the Voting Securities of such Company or entity immediately after such transaction is held in the aggregate by the holders of Voting Securities of the Company immediately prior to such merger, consolidation or reorganization; or

(c)           the Company sells or otherwise transfers all or substantially all of its assets (including but not limited to its Subsidiaries) to another Company or legal entity in one transaction or a series of related transactions, and as a result of such sale(s) or transfer(s), less than a majority of the combined voting power of the then outstanding Voting Securities of such Company or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Securities of the Company immediately prior to such sale or transfer; or

(d)            approval by the Board or the stockholders of the Company of a complete or substantial liquidation or dissolution of the Company.

Notwithstanding the foregoing, unless otherwise determined in a specific case by majority vote of the Board, a Change of Control shall not be deemed to have occurred solely because: (a) the Company; (b) a Subsidiary; (c) any one or more members of executive management of the Company or its Affiliates; (d) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary; or (e) any combination of the Persons referred to in the preceding clauses (a) through (d) becomes the actual or beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the Voting Securities of the Company.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

“Committee” means the Compensation Committee of the Board.

“Company” means InterMetro Communications, Inc., a Nevada corporation, or any successor thereto.

“Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code. The Committee shall determine both whether Disability has occurred and the date of its occurrence. If requested, a Participant shall be examined by a physician selected or approved by the Committee.

“Effective Date” means the Company’s initial public offering; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

“Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

“Fair Market Value” means, with respect to Shares as of any date (except in the case of a cashless exercise pursuant to Section 5.4(c)) the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported therein, such other source as the Committee deems reliable.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Option.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 4.3 of the Plan.

“Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

“Person” means any individual, Company, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Exchange Act.

“Plan” means this 2007 Omnibus Stock and Incentive Plan.

“Public Securities” means securities meeting the following requirements: (A) of a class that is registered under Section 12 of the Exchange Act and is either listed and qualified for trading on a national securities exchange or is listed for quotation and qualified for trading on NASDAQ and (B) in a company that is then-current in its reporting obligations under the Exchange Act.

“Repricing” means: (a) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted; (b) taking any action that is treated as a “repricing” under generally accepted accounting principles; (c) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award; or (d) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

“Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

“Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

“Service Provider” means an Officer, Director, Employee or Consultant.

“Share” means a share of the Company’s common stock, $.001 par value per share.

“Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

“Subsidiary” means a Company, company or other entity: (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or (b) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, or unincorporated association), but more than fifty percent (50%) of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

“Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

“Termination of Service” means the date an individual ceases to be a Service Provider in any capacity. Awards under the Plan shall not be affected by the change of a Participant’s status with in or among the Company and any Affiliates, so long as the Participant remains a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

“Voting Securities” means, with respect to any Person, any securities entitled to vote (including by the execution of action by written consent) generally in the election of directors of such Person (together with direct or indirect options or other rights to acquire any such securities).

Exhibit D
Financial Statements

INDEX TO FINANCIAL STATEMENTS

Page Number
Lucy’s Cafe, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2006	F-2

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2006	F-3

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005	F-4

Notes To Unaudited Pro Forma Condensed Consolidated Financial Information	F-5

Audited Financial Statements - InterMetro Communications, Inc.

Report of Independent Registered Public Accounting Firm	F-9

Consolidated Balance Sheets as of December 31, 2004 and 2005 and September 30, 2006 (unaudited)	F-10

Consolidated Statements of Operations for the period from July 22, 2003 (inception) through December 31, 2003, the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2005 and 2006 (unaudited)
F-11

Consolidated Statements of Stockholders’ Deficit for the period from July 22, 2003 (inception) through December 31, 2003, the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006 (unaudited)
F-12

Consolidated Statements of Cash Flows for the period from July 22, 2003 (inception) through December 31, 2003, the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2005 and 2006 (unaudited)
F-13

Notes to Consolidated Financial Statements	F-14

Audited Financial Statements - Advanced Tel, Inc.

Report of Independent Registered Public Accounting Firm	F-35

Balance Sheets as of June 30, 2004 and 2005 and March 31, 2006	F-36

Statements of Operations for the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2005 and 2006	F-37

Statements of Shareholder’s Equity (Deficit) for the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2006	F-38

Statements of Cash Flows for the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2005 and 2006	F-39

Notes to Financial Statements	F-40

FINANCIAL STATEMENTS

LUCY’S CAFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2006

			Pro Forma Adjustments
	Lucy’s Cafe Inc.	InterMetro Communications Inc.	For ATI Acquisition		For Financing		For Reverse Merger		For Prom. Note Conversion		For Bridge Notes		Pro Forma Adjusted
Assets:
Cash	$260	$764,025	$—		$10,235,000	(5)	$—		$—		$548,000	(1)	$8,838,879
					(1,557,314	)(5)					50,000	(1)
											(500,000	)(4)
											(600,000	)(4)
			—		—		—		—		(101,092	)(16)
Accounts receivable, net	—	1,070,925	—		—		—		—		—		1,070,925
Deposits	—	379,721	—		—		—		—		—		379,721
Other current assets	—	2,181,358	—		—		(2,023,284	)(9)	—		—		158,074

Total current assets	260	4,396,029	—		8,677,686		(2,023,284)		—		(603,092)		10,447,599
Property and equipment, net	—	1,829,158	—		—		—		—		—		1,829,158
Goodwill	—	1,800,347			—		—		—		—		1,800,347
Intangible assets, net	—	164,360	(45,384	)(7)	—		—		—		—		118,976
Other long-term assets	—	4,631	—		—		—		—		—		4,631

Total Assets	$260	$8,194,525	$(45,384)		$8,677,686		$(2,023,284)		$—		$(603,092)		$14,200,711

Liabilities and Equity:
Accounts payable	$27,159	$4,581,449	$—		$—		$—		$—		$—		$4,608,608
Accrued expenses	25,351	4,575,823	—		—		—		(488,493	)(2)	—		4,112,681
Deferred revenues and customer deposits	—	818,958	—		—		—		—		—		818,958
Liability for options and warrants	—	—	—		—		7,616,931	(3)	—		—		7,616,931
Borrowings under line of credit facility	—	190,000	—		—		—		—		—		190,000
Borrowings under related party line of credit facility	—	450,000	—		—		—		—		548,000	(1)	—
											50,000	(1)
											52,000	(1)
											(500,000	)(4)
											(600,000	)(4)
Current portion of related party notes	94,166	266,400	—		—		—		—		—		360,566
Current portion of long-term capital lease obligations	—	134,971	—		—		—		—		—		134,971
Current portion of convertible promissory notes, net of discount	—	2,491,699	—		—		—		(2,566,824 75,125	)(2) (6)	—		—

Total current liabilities	146,676	13,509,300	—		—		7,616,931		(2,980,192)		(450,000)		17,842,715

Capital lease obligations	—	111,566	—		—		—		—		—		111,566
Convertible promissory notes, net of discount	—	50,000	—		—		—		—		—		50,000

Total long-term liabilities	—	161,566	—		—		—		—		—		161,566

Total liabilities	146,676	13,670,866	—		—		7,616,931		(2,980,192)		(450,000)		18,004,281

Stockholders’ Equity:
Preferred stock	—	118			—		(118	)(17)	—		—		—
Common stock	13,010	2,537			10,235	(5)	32,364 118	(18) (17)	1,311	(2)	—		59,575
Additional paid-in capital	151,010	6,395,067	283,500	(2)	10,224,765	(5)	(8,275,394	)(3)	3,054,006	(2)	—		10,696,760
					(1,557,314	)(5)	(32,364	)(18)	56,576	(2)	396,908	(15)
Deferred stock based compensation	—	(427,887)			—		—						(427,887)
Accumulated deficit	—	(11,446,176)	(283,500)	(2)	—		(2,023,284	)(9)	(75,125	)(6)	(52,000	)(1)	(14,132,018)
		—	(45,384)	(7)	—		(310,436	)(10)	(56,576	)(2)	(396,908	)(15)
	—	—			—		658,463	(3)	—		(101,092	)(16)
Deficit accumulated during developmental stage	(310,436)	—	—		—		310,436	(10)	—		—		—

Total stockholders’ equity	(146,416)	(5,476,341)	(45,384)		8,677,686		(9,640,215)		2,980,192		(153,092)		(3,803,570)

Total Liabilities and Stockholders’ Equity	$260	$8,194,525	$(45,384)		$8,677,686		$(2,023,284)		$—		$(603,092)		$14,200,711

See the accompanying notes to unaudited pro forma condensed consolidated financial information

LUCY’S CAFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2006

	Lucy’s Cafe Inc.	InterMetro Communications Inc.	Advanced Tel, Inc. (8)	For ATI Acquisition		For Reverse Merger		Pro Forma
Net Revenues	$—	$15,087,675	$2,643,378	$(570,165	)(14)	$—		$17,160,888
Network Costs	—	15,349,190	2,156,075	(638,585	)(14)	—		16,866,680

Gross margin	—	(261,515)	487,303	68,420		—		294,208
Operating expenses:
Sales and marketing	—	1,472,466	166,339	—		—		1,638,805
General and administrative	18,372	4,744,891	229,907	9,130	(7)	—		5,046,645
	—	—	—	44,345	(12)	—

Total operating expenses	18,372	6,217,357	396,246	53,475		—		(6,685,450)

Operating loss	(18,372)	(6,478,872)	91,057	14,945		—		(6,391,242)
Interest income	—	14,647	5,296	—		—		19,943
Interest expense	(7,571)	(909,376)	—	—		(75,125	)(6)	(807,819)
	—	—	—	—		184,253	(11)
Gain on option and warrant liability	—	—	—	—		369,026	(3)	369,026

Loss before provision for income taxes	(25,943)	(7,373,601)	96,353	14,945		478,154		(6,810,092)
Provision for income taxes	—	(800)	—	—		—		(800)

Net loss	$(25,943)	$(7,374,401)	$96,353	$14,945		$478,154		$(6,810,892)

Basic and diluted net loss per common	$—

Number of shares used to calculate basic and diluted net loss per common share	13,010,000

Pro forma basic and diluted net loss per common share								$(0.11)

Pro forma number of shares used to calculate basic and diluted net loss per common share								59,575,194

LUCY’S CAFE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED
DECEMBER 31, 2005

	Lucy’s Cafe Inc.	InterMetro Communications Inc.	Advanced Tel, Inc. (13)	For ATI Acquisition		For Reverse Merger		Pro Forma
Net Revenues	$—	$10,580,599	$9,784,217	$(1,932,854	)(14)	$—		$18,431,962
Network Costs	—	7,357,404	8,216,558	(2,041,094	)(14)	—		13,532,868

Gross margin	—	3,223,195	1,567,659	108,240		—		4,899,094
Operating expenses:
Sales and marketing	—	667,687	899,425	—		—		1,567,112
General and administrative	29,438	3,001,293	757,399	36,524	(7)	—		3,949,854
	—	—	—	125,200	(12)	—

Total operating expenses	29,438	3,668,980	1,656,824	161,724		—		5,516,966
Operating loss	(29,438)	(445,785)	(89,165)	(53,484)		—		(617,872)
Interest income	—	—	12,925	—		—		12,925
Interest expense	(6,344)	(665,230)	—	—		(381,423	)(6)	(873,712)
	—	—	—	—		179,285	(11)
Gain on option and warrant liability	—	—	—	—		289,437	(3)	289,437

Loss before provision for income taxes	(35,782)	(1,111,015)	(76,240)	(53,484)		87,299		(1,189,222)
Provision for income taxes	—	(800)	—	—		—		(800)

Net loss	$(35,782)	$(1,111,815)	$(76,240)	$(53,484)		$87,299		$(1,190,022)

Basic and diluted net loss per common	$—

Number of shares used to calculate basic and diluted net loss per common share	13,010,000

Pro forma basic and diluted net loss per common share								$(0.02)

Pro forma number of shares used to calculate basic and diluted net loss per common share								59,575,194

LUCY’S CAFE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 29, 2006, Lucy’s Cafe, Inc. (“Lucy’s” or the “Company”) acquired InterMetro Communications, Inc. (“InterMetro”) through an exchange of stock (reverse merger) with the shareholders of InterMetro.  Concurrently with the closing of the reverse merger, the Company raised $10,235,000 million in gross proceeds from institutional investors in a private placement of common stock. The purchase price per share of common stock was $1.00. InterMetro owns and operates a national voice over IP (“VoIP”) network infrastructure over which it delivers voice calling services to traditional long distance carriers, broadband phone companies, VoIP service providers, wireless providers, other communications companies and end users.

In March 2006, InterMetro acquired all of the outstanding stock of Advanced Tel, Inc., or ATI, a switchless reseller of wholesale long distance services, for a combination of InterMetro’s common stock and cash. The initial portion of the purchase price included 29,412 shares of InterMetro’s common stock, a cash payment of $250,000 to be paid over the six-month period following the closing and an unsecured promissory note in the amount of $150,000 payable monthly over two years. The amount of common stock consideration paid to the selling shareholder of ATI is subject to adjustment (or the payment of additional cash in lieu thereof at the inception of InterMetro) if InterMetro’s common stock does not become publicly-traded and if InterMetro’s common stock is publicly-traded and if InterMetro’s common stock does not reach a minimum price of $51.00 per share during the two years following the closing date. The selling stockholder may earn an additional 29,412 shares of InterMetro’s common stock and additional cash amounts during the two-year period following the closing if ATI meets certain performance targets tied to revenue and profitability, which could make the total purchase price of this acquisition approximately $3.9 million.

This acquisition was accounted for using the purchase method. For the purposes of the pro forma presentation, the purchase price of $1,940,000 was allocated to the estimated fair value of the assets acquired and the liabilities assumed to the extent acquired by InterMetro. The estimated fair value of the tangible assets acquired and liabilities assumed approximated the historical cost basis based on their relative short term and highly liquid nature. The excess of purchase price over the tangible assets acquired was allocated to goodwill and other intangible assets. The unaudited pro forma condensed consolidated financial information included herein used these estimates. Direct transaction costs related to the acquisition were approximately $40,000, which was capitalized as part of the purchase price.

The selling shareholder of ATI has the ability to earn additional consideration, up to an additional 29,412 shares of InterMetro’s common stock and up to $500,000 in cash, contingent upon meeting certain performance targets tied to revenue and profitability, which could make the total purchase price of this acquisition approximately $3.9 million. Any future earn-out will be added to goodwill.

No adjustment has been reflected within the unaudited condensed consolidated financial information presented herein to reflect the potential contingent consideration available to the selling shareholder of ATI which may be earned based on the performance of these revenue and profitability thresholds. In addition, no adjustment has been reflected within the condensed consolidated financial information to present the tax impacts as both InterMetro and ATI had net operating loss carryforwards at December 31, 2005 and June 30, 2005, respectively. Both entities provided a 100% valuation reserve against these deferred tax assets.

In the preparation of the unaudited condensed consolidated financial information, the Company performed a calculation of the elements acquired and allocated the purchase price of ATI based on their estimated fair market values.

In January 2006, as part of a series of transactions that included amending and restating the Loan and Security Agreement which governs InterMetro’s s Series A convertible promissory notes, InterMetro sold $575,000 of additional Series A convertible promissory notes through a private sale to InterMetro’s existing Series A convertible promissory noteholders. These notes are convertible into Series A Preferred Stock at $6.80 per share at the option of the holders and automatically converts into Series A Preferred Stock upon certain events, including the registration of InterMetro’s common stock in a public market. Each share of Series A Preferred Stock is convertible into one share of InterMetro’s common stock. The Series A convertible promissory notes accrue simple interest at a rate of 9% annually and this interest may be payable in additional Series A convertible promissory notes. In conjunction with the sale of these Series A convertible promissory notes, the Company issued warrants to purchase one share of InterMetro’s common stock for each $6.80 of Series A convertible preferred notes purchased. The exercise price of the warrants is approximately $4.25 per share and the warrants are exercisable at any time prior to five years from the grant date or, on the fifth anniversary of the date InterMetro’s common stock is registered for sale in the public markets, but in no case later than ten years from the grant date.

In February 2006, InterMetro concluded a private placement of 117,660 shares of Series B Preferred Stock and warrants for the purchase of 117,660 shares of common stock for total gross proceeds of $1,000,000. Each warrant entitles the holder to purchase one share of InterMetro’s common stock for a price of $4.25 per share, at any time, for a period of two years after the termination date of the offering. Each share of Series B Preferred Stock is convertible into one share of common stock, no par value, at any time.

InterMetro formed InterMetro Communications, Inc., a Delaware corporation (“InterMetro Delaware”), effective May 10, 2006. InterMetro merged with and into InterMetro Delaware on July 21, 2006, with InterMetro Delaware being the surviving corporation. As part of this merger, one share of InterMetro’s Common Stock converted into shares of InterMetro Delaware’s common stock on a 1-for-8.5 reverse stock split conversion ratio. In addition, InterMetro effected a 1-for-2 reverse stock split of its common stock on September 27, 2006.

The unaudited pro forma combined condensed balance sheet was prepared assuming the acquisition closed on September 30, 2006. The unaudited pro forma combined condensed statements of operations were prepared as if the acquisition had taken place at the beginning of the respective periods and for the nine months ended September 30, 2006 and the year ended December 31, 2005. These statements should be read in conjunction with the historical consolidated financial statements and related notes in Lucy’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Quarterly Report on Form 10-QSB as of and for the period ended September 30, 2006. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Lucy’s, InterMetro’s and ATI and the related notes thereto.

The columns captioned “Lucy’s” represent the balance sheet of Lucy’s as of September 30, 2006 and the related statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006. The columns captioned “InterMetro” represent the balance sheet of InterMetro as of September 30, 2006 and the related statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006.

The unaudited pro forma combined condensed balance sheet and statements of operations of Lucy’s have been prepared to give effect to the following pro forma adjustments:

1)
Adjustment to reflect the receipt of a related party note of $50,000 (received in October 2006) and Bridge Notes received of $600,000 net of a 7% placement fee ($42,000) and legal fees of $10,000 as if these transactions occurred as of January 1, 2005 and 2006.

2)	Adjustment to reflect the conversion of interest accrued on the Series A convertible promissory notes through the merger date as if this transaction occurred as of January 1, 2005 and 2006.

3)
Adjustment to reflect the estimates of potential liability, of Lucy, upon the date on the transaction, did not have sufficient authorized shares for all share, option and warrants holders. The exchange is being implemented in two phases with the second phase being automatic when Lucy has sufficient authorized shares, which is expected to be accomplished upon the filing of the Lucy’s Amended and Restated Articles of Incorporation in early 2007. Accordingly, effective on December 29, 2006, certain shares, options and warrants were not exchanged concurrently on the closing of the business combination, but will be exchanged automatically and without further act on the part of the holder(s) thereof at such time as Lucy has increased its authorized shares. Lucy has determined that there is a liability for such shares and has included within the accompanying pro forma adjustments a preliminary estimate of this liability and related gain or loss on these securities as if the transaction occurred as of January 1, 2005 and 2006.

4)
Adjustment to reflect the repayment of the Bridge Notes of $600,000 and the related party credit facility of $500,000 as of the merger date as if these transactions occurred as of January 1, 2005 and 2006.

5)	Amounts represent the private placement of 10,235,000 shares of Lucy’s common stock which occurred on December 29, 2006, at an issue price of $1 per share net of the following costs incurred:

Commission paid to the placement agent (10% of gross proceeds raised in the private placement)	$1,023,500
Public company acquisition fee	400,000
Legal expenses	133,814

$1,557,314

In addition, a finder’s fee equal to the estimated fair value of 238,673 shares of InterMetro common stock (exchangeable for 2,500,000 shares of the Company’s common stock) sold to a finder by the Chief Executive Officer of Lucy at a discount, less the $150,000 paid by the finder for these shares. The $150,000 payment is comprised of $50,000 in cash and a $100,000 note due in one year. The estimated fair value of this transaction of $2,350,000 was recorded as part of the additional paid-in capital. As part of the sale of InterMetro common stock, the parties entered into a voting agreement whereby the finder pledged the votes on all of the Company’s common shares held by the finder and his affiliates to the Chief Executive Officer of the Company for a period of 90 days or until the Company increases its authorized shares to accommodate for approximately 17,976,771 of additional shares and warrants, whichever occurs first, and pledged the votes on 4,000,000 of the Company’s common shares held by the finder for a period of two years, or until the finder sells or transfers the shares to a non-affiliated party, whichever occurs first. Management has estimated the value of this voting agreement to be immaterial as it does not restrict the finder from receiving the equivalent of the fair market value of a share not subject to similar voting rights at the time of sale, it does not give the Chief Executive Officer majority control and occurs as part of a transaction that increases the number of voting common shares held by third party institutional investors by approximately 10.2 million.

Further, Lucy issued a warrant to purchase 4,094,000 shares of common stock to the placement agent with an exercise price of $1.50 per share and a 5 year exercise period. The estimated fair value of this transaction of $2.4 million was recorded as part of the additional paid-in capital.

6)	Adjustment to expense the remaining debt discount of the Series A convertible preferred notes, as if these transactions occurred as of January 1, 2005 and 2006, respectively.

7)	Adjustment to reflect amortization of other intangible assets recorded as part of the ATI acquisition as if this transaction occurred as of January 1, 2005 and 2006, respectively, as follows:

Estimated fair value of 29,412 shares of InterMetro common stock	$1,500,000
Total promissory notes payable	400,000
Direct transaction costs	40,000

Total investment and transaction costs	$1,940,000

The purchase price of ATI was allocated as follows:
Liabilities assumed in excess of net assets acquired	$(52,319)
Goodwill	1,809,699
Customer relationships	182,620

Total	$1,940,000

Amortization of other intangible assets (yearly amortization assuming 5 year life)	$36,524

Amortization of other intangible assets (quarterly amortization assuming 5 year life)	$9,130

8)
Amounts represent ATI’s operations for the three months ended March 31, 2006. ATI’s operating results for the six months ended September 30, 2006 and ATI’s balance sheet at September 30, 2006 are consolidated with InterMetro’s operating results and balance sheet.

9)
Adjustment to expense initial public offering costs of InterMetro deferred as of September 30, 2006 and withdrawn as of December 29, 2006 as if this transaction occurred as of January 1, 2005 and 2006, respectively.

10)
Adjustment to reclass Lucy’s reported deficit accumulated during the developmental stage to accumulated deficit due to the reverse merger transaction would indicate Lucy would not be a developmental stage company as if this transaction occurred as of January 1, 2005 and 2006, respectively.

11)	Reduction in pro forma interest expense relating to debt discount included within InterMetro’s actual results as if this transaction occurred as of January 1, 2005 and 2006, respectively.

12)	Adjustment to reflect changes in compensation of key ATI executives to contractual amounts to be paid by InterMetro as if this transaction occurred as of January 1, 2005 and 2006, respectively.

13)
The financial statements of ATI as of and for its fiscal year ended June 30, 2005 are presented within this Exhibit D to the Schedule 14C on its fiscal year end of June 30. The following presents a summary of adjustments required to conform to InterMetro’s fiscal year end of December 31 by presenting a reconciliation of the amounts reported in the audited financial statements of ATI for the year ended June 30, 2005, adding the operating results for the six months ended December 31, 2005 and subtracting the operating results for the six months ended December 31, 2004.

	Year Ended June 30, 2005	Six Months Ended December 31,		Year Ended December 31,
	as Reported	2005	2004	2005
		(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$8,298,825	$5,852,406	$4,367,014	$9,784,217
Network costs	6,935,898	4,823,832	3,543,172	8,216,558

Gross profit	1,362,927	1,028,574	823,842	1,567,659
Operating expenses:
Sales and marketing	885,508	443,676	429,759	899,425
General and administrative	762,770	399,518	404,889	757,399

Total operating expenses	1,648,278	843,194	834,648	1,656,824

Operating income (loss)	(285,351)	185,380	(10,806)	(89,165)
Interest and other income, net	14,624	5,953	7,652	12,925

Income (loss) before provision for income taxes	(270,727)	191,333	(3,154)	(76,240)
Provision for income taxes	(800)	—	—	(800)

Net income (loss)	$(271,527)	$191,333	$(3,154)	$(77,040)

InterMetro acquired from the selling shareholder 100% of the total issued and outstanding stock of ATI in exchange for up to $750,000 in cash, up to 58,824 shares of the Company’s common stock and a two year unsecured note payable by ATI in a principal amount of $150,000.

The initial consideration to the selling shareholder of ATI consisted of 29,412 shares of InterMetro’s common stock, a cash payment of $250,000 (payable over a six-month period in equal installments of approximately $42,000) and an additional $150,000, subject to adjustment, in an unsecured note (bearing no interest), payable in 24 equal monthly installments. The potential adjustments to this note are based on estimates of liabilities which may arise subsequent to the closing balance sheet date.

The amount of common stock consideration paid to the selling shareholder of ATI is subject to adjustment (or the payment of additional cash in lieu thereof at the option of InterMetro) if the Company’s common stock does not become publicly-traded by March 31, 2008 and if the Company’s common stock is publicly traded and the Company’s common stock does not reach a minimum price of $51.00 per share during the two years ended March 31, 2008. The value of this guarantee has been included in the Company’s determination of purchase price of the ATI acquisition.

The selling shareholder of ATI has the ability to earn additional consideration, up to an additional 29,412 shares of InterMetro’s common stock and up to $500,000 in cash, contingent upon meeting certain performance targets tied to revenue and profitability, which could make the total purchase price of this acquisition approximately $3.9 million. Any future earn-out will be added to goodwill.

No adjustment has been reflected within the unaudited condensed consolidated financial information presented herein to reflect the potential contingent consideration available to the selling shareholder of ATI which may be earned based on the performance of these revenue and profitability thresholds. In addition, no adjustment has been reflected within the condensed consolidated financial information to present the tax impacts as both InterMetro and ATI had net operating loss carryforwards at December 31, 2005 and June 30, 2005, respectively. Both entities provided a 100% valuation reserve against these deferred tax assets.

In the preparation of the unaudited condensed consolidated financial information, InterMetro performed a calculation of the elements acquired and allocated the purchase price of ATI based on their estimated fair market values.

14)	Adjustment to eliminate ATI’s revenues and associated cost of revenues relating to InterMetro as if this transaction occurred as of January 1, 2005 and 2006.

15)
Adjustment to reflect the estimate of debt discount associated with the warrant issued with the Bridge Notes (600,000 shares of common stock at an exercise price of $0.60 per share with a 3 year term) as if this transaction occurred as of January 1, 2005 and 2006, respectively.

16)
Adjustment to reflect lender fees of $75,000, legal and other transaction costs incurred in connection with the Bridge Notes as if this transaction occurred as of January 1, 2005 and 2006, respectively.

17)	Adjustment to reflect conversion of the par value of preferred stock as if this transaction occurred as of January 1, 2005 and 2006.

18)	Adjustment to reflect exchange of the par value of common stock of the reverse merger of Lucy and InterMetro as if this transaction occurred as of January 1, 2005 and 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

INTERMETRO COMMUNICATIONS, INC.

We have audited the accompanying balance sheets of InterMetro Communications, Inc. (the “Company”) as of December 31, 2004 and 2005, and the related statements of operations, stockholder’s deficit and cash flows for the period from July 22, 2003 (inception) through December 31, 2003 and for the years ended December 31, 2004 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2005, and the results of its operations and its cash flows for the period from July 22, 2003 (inception) through December 31, 2003 and the years ended December 31, 2004 and 2005 in conformity with U.S. generally accepted accounting principles.

/s/    MAYER HOFFMAN MCCANN P.C.
MAYER HOFFMAN MCCANN P.C.

Los Angeles, California
May 2, 2006, except Note 14, as to which the date is July 24, 2006,
Note 16, as to which the date is September 27, 2006, and
Note 17, as to which the date is December 29, 2006.

INTERMETRO COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,		September 30,
	2004	2005	2006
			(Unaudited)
Assets
Cash	$253,587	$565,063	$764,025
Restricted cash	—	30,000	—
Accounts receivable, net of allowance for doubtful accounts of $16,949 in 2004 and $0 in 2005 and $125,000 (unaudited) at September 30, 2006	195,738	535,131	1,070,925
Deposits	88,254	253,826	379,721
Other current assets	90,005	79,523	2,181,358

Total current assets	627,584	1,463,543	4,396,029
Property and equipment, net	764,481	1,512,904	1,829,158
Goodwill	—	—	1,800,347
Other intangible assets	—	—	164,360
Other long-term assets	28,893	1,840	4,631

Total Assets	$1,420,958	$2,978,287	$8,194,525

Liabilities and Stockholders’ Deficit
Accounts payable, trade	$123,492	$930,007	$4,581,449
Accrued expenses	1,299,948	2,164,296	4,575,823
Deferred revenues and customer deposits	89,284	225,865	818,958
Borrowings under line of credit facility	—	30,000	190,000
Borrowings under related party line of credit facility			450,000
Current portion of amounts and notes due to related parties	—	—	266,400
Current portion of long-term capital lease obligations	218,146	197,368	134,971
Current portion of Series A convertible promissory notes, net of discount	—	1,075,000	2,491,699

Total current liabilities	1,730,870	4,622,536	13,509,300

Note payable to related party	—	—	50,000
Capital lease obligations	103,157	150,967	111,566
Series A convertible promissory notes, net of discount	1,926,274	910,307	—

Total long-term liabilities	2,029,431	1,061,274	161,566

Total liabilities	3,760,301	5,683,810	13,670,866

Commitment and contingencies

Stockholders’ Deficit
Preferred stock—$0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2004 and 2005; 117,660 shares (unaudited) issued and outstanding at September 30, 2006	—	—	118
Common stock—$0.001 par value; 50,000,000 shares authorized; 2,352,946 shares issued and outstanding at December 31, 2004 and 2005; 2,537,159 shares (unaudited) issued and outstanding at September 30, 2006	2,353	2,353	2,537
Additional paid-in capital	704,644	1,937,986	6,395,067
Deferred stock based compensation	(86,380)	(574,087)	(427,887)
Accumulated deficit	(2,959,960)	(4,071,775)	(11,446,176)

Total stockholders’ deficit	(2,339,343)	(2,705,523)	(5,476,341)

Total Liabilities and Stockholders’ Deficit	$1,420,958	$2,978,287	$8,194,525

The accompanying notes are an integral part of these consolidated financial statements.

INTERMETRO COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Period from July 22, 2003 (inception) through December 31,	Year Ended December 31,		Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(Unaudited)
Net revenues	$—	$1,880,651	$10,580,599	$6,898,124	$15,087,675
Network costs	—	1,429,490	7,357,404	4,687,927	15,349,190

Gross profit	—	451,161	3,223,195	2,210,197	(261,515)
Operating expenses
Sales and marketing (includes stock based compensation of $0 for the period from July 22, 2003 (inception) through December 31, 2003, the years ended December 31, 2004 and 2005, and for the nine months ended September 30, 2005 (unaudited); $45,656 for the nine months ended September 30, 2006 (unaudited))	1,200	317,893	667,687	409,576	1,472,466
General and administrative (includes stock based compensation of $0, $237,349 and $443,425 for the period from July 22, 2003 (inception) through December 31, 2003, the years ended December 31, 2004 and 2005 and $392,505 and $1,484,218 for the nine months ended September 30, 2005 and 2006 (unaudited))	221,620	2,390,129	3,001,293	2,225,076	4,744,891

Total operating expenses	222,820	2,708,022	3,668,980	2,634,652	6,217,357

Operating loss	(222,820)	(2,256,861)	(445,785)	(424,455)	(6,478,872)
Interest expense, net	8,750	469,929	665,230	(442,222)	(894,729)

Loss before provision for income taxes	(231,570)	(2,726,790)	(1,111,015)	(866,677)	(7,373,601)
Provision for income taxes	(800)	(800)	(800)	(800)	(800)

Net loss	$(232,370)	$(2,727,590)	$(1,111,815)	$(867,477)	$(7,374,401)

Basic and diluted net loss per common share	$(0.10)	$(1.16)	$(0.47)	$(0.37)	$(3.01)

Shares used to calculate basic and diluted net loss per common share	2,352,946	2,352,946	2,352,946	2,352,946	2,450,135

The accompanying notes are an integral part of these consolidated financial statements

INTERMETRO COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Stock Based Compensation	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at July 22, 2003 (inception)	—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock	—	—	2,352,946	2,353	(1,853)	—	—	500
Net loss for the period from July 22, 2003 (inception) through December 31, 2003	—	—	—	—	—	—	(232,370)	(232,370)

Balance at December 31, 2003	—	—	2,352,946	2,353	(1,853)	—	(232,370)	(231,870)
Issuance of common stock warrants to Series A convertible promissory note holders	—	—	—	—	123,132	—	—	123,132
Issuance of common stock warrants	—	—		—	137,587	—	—	137,587
Issuance of common stock options	—	—		—	186,143	(186,143)	—	—
Issuance of common stock warrants for equipment	—	—			67,253	—	—	67,253
Beneficial conversion feature of Series A convertible promissory notes	—	—	—	—	192,382	—	—	192,382
Amortization of stock-based compensation	—	—	—	—	—	99,763	—	99,763
Net loss	—	—	—	—	—	—	(2,727,590)	(2,727,590)

Balance at December 31, 2004	—	—	2,352,946	2,353	704,644	(86,380)	(2,959,960)	(2,339,343)
Issuance of common stock warrants	—	—	—	—	170,577		—	170,577
Issuance of common stock options	—	—	—	—	793,753	(793,753)	—	—
Issuance of common stock warrants for equipment	—	—	—		269,012	—	—	269,012
Amortization of stock-based compensation	—	—	—	—	—	306,046	—	306,046
Net loss	—	—	—	—	—	—	(1,111,815)	(1,111,815)

Balance at December 31, 2005	—	—	2,352,946	2,353	1,937,986	(574,087)	(4,071,775)	(2,705,523)
Beneficial conversion feature of Series A convertible promissory notes (unaudited)	—	—	—	—	200,093	—	—	200,093
Issuance of Series B preferred stock, net (unaudited)	117,660	118	—	—	545,422	—	—	545,540
Issuance of common stock warrants (unaudited)	—	—	—	—	1,764,228	—	—	1,764,228
Issuance of common stock options (unaudited)	—	—	—	—	404,957	(73,787)	—	331,170
Issuance of Founder’s common stock (unaudited)	—	—	—	—	29,408	—	—	29,408
Issuance of common stock for acquisition (unaudited)	—	—	29,412	29	1,499,971	—	—	1,500,000
Amortization of stock-based compensation (unaudited)	—	—	—	—	—	219,987	—	219,987
Exercise of warrants	—	—	154,801	155	13,002	—	—	13,157
Net loss for the nine months ended September 30, 2006 (unaudited)	—	—	—	—	—	—	(7,374,401)	(7,374,401)

Balance at September 30, 2006 (unaudited)	117,660	$118	2,537,159	$2,537	$6,395,067	$(427,887)	$(11,446,176)	$(5,476,341)

The accompanying notes are an integral part of these consolidated financial statements.

INTERMETRO COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Period from July 22, 2003 (inception) through December 31,	Year Ended December 31,		Nine Months Ended September 30,
	2003	2004	2005	2005	2006
				(Unaudited)
Cash flows from operating activities:
Net loss	$(232,370)	$(2,727,590)	$(1,111,815)	$(867,477)	$(7,374,401)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	—	163,820	578,897	402,390	575,185
Stock based compensation	—	237,349	476,615	392,505	1,529,876
Amortization of debt discount	—	57,583	59,034	53,946	316,603
Charge for beneficial conversion feature of Series A convertible promissory notes	—	192,382	—	—	200,093
Provision for bad debts	—	16,949	(16,949)	(16,949)	125,000
(Increase) decrease in assets:
Accounts receivable	—	(212,687)	(322,444)	(160,960)	106,176
Deposits	—	(61,418)	(165,572)	(154,097)	(125,895)
Other current assets	(26,836)	(90,005)	10,482	(9,076)	(2,091,357)
Other long-term assets	—	(28,893)	27,053	26,617	(2,791)
Increase (decrease) in liabilities:
Accounts payable, trade	142,570	123,492	806,515	483,233	3,061,665
Accrued expenses	—	1,157,378	864,348	886,753	949,220
Deferred revenues and customer deposits	—	89,284	136,581	112,943	593,093

Net cash from operating activities	(116,636)	(1,082,356)	1,342,745	1,149,828	(2,137,533)

Cash flows from investing activities:
Purchase of property and equipment	—	(418,762)	(790,612)	(734,612)	(51,044)
Change in restricted cash	—	—	(30,000)	(30,000)	30,000

Net cash from investing activities	—	(418,762)	(820,612)	(764,612)	(21,044)

Cash flows from financing activities:
Cash acquired in acquisition of Advanced Tel, Inc.	—	—	—	—	458,761
Payment of amounts due related party	—	—	—	—	(83,600)
Proceeds from issuance of common stock	500	—	—	—	—
Net proceeds from issuance of Series A convertible promissory notes	1,075,000	916,824	—	—	564,695
Net proceeds from issuance of Series B preferred stock					985,550
Proceeds from related party credit facility	—	—	—	—	450,000
Net proceeds from line of credit facility	—	—	30,000	30,000	190,000
Repayment of line of credit facility	—	—	—	—	(30,000)
Proceeds from exercise of warrants	—	—	—	—	13,157
Principal payments on capital lease obligations	—	(120,983)	(240,657)	(164,750)	(191,024)

Net cash from financing activities	1,075,500	795,841	(210,657)	(134,750)	2,357,539

Net increase (decrease) in cash	958,864	(705,277)	311,476	250,466	198,962
Cash at beginning of period/year	—	958,864	253,587	253,587	565,063

Cash at end of period/year	$958,864	$253,587	$565,063	$504,053	$764,025

The accompanying notes are an integral part of these consolidated financial statements.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information as of September 30, 2006 and for the nine months ended
September 30, 2005 and 2006 is unaudited)

(1) Nature of Operations and Summary of Significant Accounting Policies

Company Background—InterMetro Communications, Inc. (the “Company”) is a California corporation formed in July 2003 to engage in the business of providing voice over Internet Protocol (“VoIP”) communications services. The Company owns and operates state-of-the-art VoIP switching equipment and network facilities that are utilized by its retail customers, or end users, and its wholesale customers for consumer voice, video and data services and voice-enabled application services. The Company’s retail and carrier customers pay the Company for minutes of utilization or bandwidth utilization on its national voice and data network.

Basis of Presentation—The accompanying financial statements were prepared based on the assumption that the Company will continue as a going concern. The Company has incurred substantial losses since its inception, including net losses of $232,370 in the period from July 22, 2003 (inception) to December 31, 2003, $2,727,590 in the year ended 2004, $1,111,815 in the year ended 2005 and $7,374,401 for the nine months ended September 30, 2006, and had an accumulated deficit of $4,071,775 and $11,446,176 as of December 31, 2005 and September 30, 2006, respectively. Included in the Company’s loss for the year ended December 31, 2005 and for the nine months ended September 30, 2006 were non-cash charges of $1,097,597 and $2,746,757, respectively. Management believes that the Company has adequate cash flows from operating activities to sustain its current operations. However, the Company may need additional cash from outside financing sources to achieve its growth strategies. Management believes that the Company has the ability to obtain new financing, if and when necessary, during 2006 to ensure that the Company can continue its operations through at least December 31, 2006.

Principles of Consolidation—The unaudited interim consolidated financial statements at September 30, 2006 include the accounts of the Company and its wholly owned subsidiary, Advanced Tel, Inc. (“ATI”). Because the acquisition of ATI took place effectively at the end of the business day March 31, 2006, the results of operations of ATI for the nine months period ended March 31, 2006 has no impact to the interim consolidated statement of operations of the Company for the three months ended March 31, 2006. All intercompany balances and transactions have been eliminated in consolidation.

Unaudited Financial Information—The accompanying interim consolidated balance sheet at September 30, 2006, the consolidated statements of operations, and cash flows for the nine months ended September 30, 2005 and 2006 and the consolidated statement of stockholders’ deficit for the nine months ended September 30, 2006 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with the U.S. generally accepted accounting principles. In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and included all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of Company’s statement of financial position at September 30, 2006, its result of operations and cash flows for the nine months ended September 30, 2005 and 2006. The result of operations for the nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

Use of Estimates—In the normal course of preparing financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition—VoIP services are recognized as revenue when services are provided, primarily based on usage. Revenues derived from sales of calling cards through retail distribution partners are deferred upon sale of the cards. These deferred revenues are recognized into revenue generally when call usage of the cards occur. The Company recognizes revenue in the period that services are delivered and when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed and determinable, no significant Company obligations remain and collection is reasonably assured. Deferred revenue consists of fees received or billed in advance of the delivery of the services or services performed in which collection is not reasonably assured. This revenue is recognized when the services are provided and no significant Company obligations remain. Management of the Company assesses the likelihood of collection based on a number of factors, including past transaction history with the customer and the credit worthiness of the customer. Generally, management of the Company does not request collateral from customers. If management of the Company determines that collection of revenues are not reasonably assured, amounts are deferred and recognized as revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Accounts Receivable—Accounts receivable consist of trade receivables arising in the normal course of business. The Company does not charge interest on its trade receivables. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts monthly. The Company determines the allowance based upon historical write-off experience, payment history and by reviewing significant past due balances for individual collectibility. If estimated allowances for uncollectible accounts subsequently prove insufficient, additional allowance may be required.

Network Costs—The Company’s network costs consist of telecommunication costs, leasing collocation facilities and certain build-outs therein, and depreciation of equipment related to the Company’s network infrastructure.

Advertising Costs—The Company expenses advertising costs as incurred. Advertising costs included in sales and marketing expenses were $59,975 for the year ended December 31, 2005 and $39,185 and $117,900 for the nine months ended September 30, 2005 and 2006, respectively. The Company did not incur any advertising costs for the period from July 22, 2003 (inception) through December 31, 2003 and the year ended December 31, 2004.

Depreciation and Amortization—Depreciation and amortization of property and equipment is computed using the straight-line method based on the following estimated useful lives:

Telecommunications equipment	2-3 years
Telecommunications software	18 months to 2 years
Computer equipment	2 years
Office equipment and furniture	3 years
Leasehold improvements	Useful life or remaining lease term, which ever is shorter

Maintenance and repairs are charged to expense as incurred; significant betterments are capitalized.

Impairment of Long-Lived Assets—The Company assesses impairment of its other long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” An impairment review is performed whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered by the Company include:

• significant underperformance relative to expected historical or projected future operating results;

• significant changes in the manner of use of the acquired assets or the strategy for our overall business; and

• significant negative industry or economic trends.

When management of the Company determines that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, an estimate is made of the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair market value if available, or discounted cash flows if not. To date, the Company has not had an impairment of long-lived assets.

Goodwill and Intangible Assets—The Company records goodwill when consideration paid in a business acquisition exceeds the fair value of the net tangible assets and the identified intangible assets acquired. The Company accounts for goodwill and intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives not be amortized, but instead be tested for impairment at least annually or whenever changes in circumstances indicate that the carrying value of the goodwill may not be recoverable. SFAS No. 142 also requires the Company to amortize intangible assets over their respective finite lives up to their estimated residual values.

Stock-Based Compensation—Effective January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payments”, which revises SFAS 123, “Accounting for Stock-Based Compensation” issued in 1995. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions and related interpretations of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). The Company adopted SFAS 123(R) applying the “modified prospective transition method” under which it continues to account for nonvested equity awards outstanding at the date of adoption of SFAS 123(R) in the same manner as they had been accounted for prior to adoption, that is, it would continue to apply APB 25 in future periods to equity awards outstanding at the date it adopted SFAS 123(R).

Under the provisions of SFAS 123, the Company has elected to continue to recognize compensation cost for employees of the Company under the minimum value method of APB 25 and comply with the pro forma disclosure requirements under SFAS 123 for all options granted prior to January 1, 2006 . Stock-based employee compensation cost is reflected in net loss related to common stock options if options granted under the plan have an exercise price below the deemed fair market value of the underlying common stock on the date of grant. The following illustrates the effect on net loss if the fair value recognition provisions of SFAS 123, “Accounting for Stock-Based Compensation,” had been applied to all outstanding and unvested awards granted prior to January 1, 2006:

	July 22, 2003 (inception) through December 31,	Year Ended December 31,		Nine Months Ended September 30,
	2003	2004	2005	2005
Net loss, as reported	$(232,370)	$(2,727,590)	$(1,111,815)	$(867,477)
Stock-based employee compensation expenses, net of related tax effects, included in determination of net loss, as reported	—	5,277	57,225	18,181
Stock-based employee compensation expenses, net of related tax effects, that would have been included in the determination of net loss if the fair value based method had been applied to all awards	—	(13,381)	(69,331)	(25,834)

Pro forma net loss	$(232,370)	$(2,735,694)	$(1,123,921)	$(875,130)

Basic and diluted net loss per common share as reported	$(0.10)	$(1.16)	(0.47)	$(0.37)

Basic and diluted pro forma net loss per common share	$(0.10)	$(1.16)	$(0.48)	$(0.37)

The above pro forma was calculated with the following assumptions:

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
Risk-free interest rate	2.4%-4.3%	4.1%-4.3%	3.9%-4.2%	4.3%-4.9%
Expected lives (in years)	4-10	4-10	4-10	4-10
Dividend yield	0%	0%	0%	0%
Expected volatility	0%	0%	0%	0%

For pro forma disclosure purposes, the estimated stock-based employee compensation expenses is amortized on a straight-line basis over the options’ vesting periods. No option was granted during the period of July 23, 2003 (inception) through December 31, 2003.

Effective January 1, 2006, the Company estimated the fair value of each option award on the date of grant using the Black-Scholes option-pricing model using the assumptions noted in the following table. Expected volatility is based on the historical volatility of a peer group of publicly traded entities. The expected term of options granted is derived from the average midpoint between vesting and the contractual term, as described in the SEC’s Staff Accounting Bulletin No. 107, “Share-Based Payment.” The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The assumptions used to value options granted during the nine months ended September 30, 2006 were as follows:

Nine Months Ended September 30, 2006
(Unaudited)
Expected volatility	81%
Expected life in years	5.25 to 5.93
Risk free interest rate	4.3% to 4.9%
Dividend yield	0%
Forfeiture rate	0%

As a result of adopting SFAS 123R on January 1, 2006, the Company’s net loss for the nine months ended September 30, 2006, was $230,976 higher (unaudited), than if the Company had continued to account for share-based compensation under APB 25. The impact to the Company’s basic and diluted net loss per share for the nine months ended September 30, 2006 was $(0.10) per share.

Prior to January 1, 2006, the Company accounted for equity instruments issued to non-employees in accordance with the provisions of SFAS 123, “Accounting for Stock-Based Compensation” and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with, Selling Goods or Services.” Effective January 1, 2006, the Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123(R). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more readily measured. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

The Company calculated the fair value of these grants as described in SFAS 123 using the following average assumptions:

	Year Ended December 31,		Nine Months Ended September 30, 2006
	2004	2005
Risk-free interest rate	2.4%-3.3%	3.5%-4.3%	4.2%-4.9%
Expected lives (in years)	2.5 Years	2.5 Years	2.5 Years
Dividend yield	0%	0%	0%
Expected volatility	52%	44%	81%

Debt with Detachable Warrants and/or Beneficial Conversion Feature—The Company accounts for the issuance of detachable stock purchase warrants in accordance with APB No. 14, whereby it separately measures the fair value of the debt and the detachable warrants and allocates the proceeds from the debt on a pro-rata basis to each. The resulting discount from the fair value of the debt allocated to the warrant, which is accounted for as paid-in capital, is amortized over the estimated life of the debt. In accordance with the provisions of EITF Issue No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and Issue No. 00-27 “Application of EITF Issue No. 98-5 ‘Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios’ to Certain Convertible Instruments”, the Company allocates a portion of the proceeds received to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying common stock on the date the debt is issued. In addition, for the detachable stock purchase warrants, the Company first allocates proceeds to the stock purchase warrants and the debt and then allocates the resulting debt proceeds between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt.

In accordance with EITF Issue No. 98-5, the Company recognized the value of the embedded beneficial conversion feature of $192,382 in the year ended December 31, 2004 and $200,093 in the nine months ended September 30, 2006, as additional paid-in capital and was recorded as interest expense at the date of issue as the Series A convertible notes were immediately convertible.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable, accounts payable, accrued expenses, and short term debt. The Company maintains its cash with a major financial institution located in the United States. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per account. Periodically throughout the year the Company maintained balances in excess of federally insured limits. The Company encounters a certain amount of risk as a result of a concentration of revenue from a few significant customers and services provided from vendors. Credit is extended to customers based on an evaluation of their financial condition. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and records an allowance for potential bad debts based on available information. To date, such losses, if any, have been within management’s expectations.

The Company had two customers which accounted for 63% (42% and 21% individually) of net revenue for the year ended December 31, 2004 and the Company had three customers which accounted for 42% (21%, 11% and 10% individually) of net revenue for the year ended December 31, 2005. Three customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at December 31, 2004 (45%, 16% and 14% individually) for a total of 75% of the total accounts receivable at December 31, 2004). Four customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at December 31, 2005 (19%, 14%, 13%, and 11% individually) for a total of 57% of the total accounts receivable at December 31, 2005.

The Company had two customers which accounted for 33% (20%, and 13% individually) of net revenue for the nine months ended September 30, 2005, and the Company had two customers which accounted for 26% (13% and 13%, individually) of net revenue for the nine months ended September 30, 2006. Three customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at September 30, 2005 (19%, 15%, and 14% individually) for a total of 48% of the total accounts receivable at September 30, 2005. Two customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at September 30, 2006 (15%, and 12% individually) for a total of 27% of the total accounts receivable at September 30, 2006.

Financial Instruments—At December 31, 2005, the carrying value of the Company’s cash, restricted cash, accounts receivable, deposits, other current assets, trade accounts payable, accrued expenses, deferred revenue and customer deposits, borrowings under line of credit facility, current portion of long-term capital lease obligations and the current portion of Series A convertible promissory notes which approximate fair value because of the short period of time to maturity. The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. At December 31, 2005, the carrying value of the long term portion of the Company’s Series A convertible promissory notes and capital lease obligations approximate fair value as their contractual interest rates approximate market yields for similar debt instruments.

Restricted Cash—Restricted cash is comprised of cash which is restricted to secure certain line of credit obligations. The Company can repay the line of credit at any time with the balance of the restricted cash.

Income Taxes—The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates in effect. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Segment and Geographic Information—The Company operates in one principal business segment primarily in the United States. All of the operating results and identified assets are located in the United States.

Basic and Diluted Net Loss per Common Share—Basic net loss per common share excludes dilution for potential common stock issuances and is computed by dividing net loss by the weighted-average number of common shares outstanding for the period. As the Company reported a net loss for all periods presented, the conversion of promissory notes and the exercise of stock options and warrants were not considered in the computation of diluted net loss per common share because their effect is anti-dilutive.

Recent Accounting Pronouncements—In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which establishes standards for how to classify and measure certain financial instruments with characteristics of both liabilities (or assets, in some circumstances) and equity. SFAS 150 requires that an issuer classify a financial instrument that is within the scope of SFAS 150 as a liability (or an asset, in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have any impact on the Company’s results of operations or financial position as of December 31, 2005. The Company is evaluating the impact of the issuances of its Preferred Stock in February 2006.

In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (“FIN 46”). FIN 46 replaces the earlier version of this interpretation issued in January 2003. FIN 46 addresses the consolidation by business enterprises of variable interest entities as defined. Application of FIN 46 is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application of FIN 46 to all other types of entities is permitted if the original interpretation was previously adopted. The Company adopted the original interpretation and FIN 46 as of December 31, 2003, which did not have a material effect on the Company’s financial statements.

On December 16, 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share Based Payment,” which is a revision of SFAS 123, “Accounting for Stock-Based Compensation.” SFAS 123(R) supersedes SFAS 123 and amends SFAS 95, “Statement of Cash Flows.” Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) requires all share-based payments to employees and non-employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

The Company adopted SFAS 123(R) effective January 1, 2006 using the “modified prospective transition method” in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted and modified after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date. Prior to January 1, 2006, the Company accounted for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognize no compensation cost for employee stock options.

In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107 (“SAB 107”) which provides guidance regarding the application of SFAS 123(R). SAB 107 expresses views of the SEC regarding the interaction between SFAS No. 123(R), Share-Based Payment, and certain SEC rules and regulations and provides the SEC’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS No. 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123(R), the modification of employee share options prior to adoption of SFAS No. 123(R) and disclosures in Management’s Discussion and Analysis (“MD&A”) subsequent to adoption of SFAS 123(R).

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20, Accounting Changes and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. This Statement requires retrospective application of prior period financial statements of a change in accounting principle. It applies both to voluntary and to changes required by an accounting pronouncement if the pronouncement does not include specific transaction provisions. APB 20 previously required that most voluntary changes in accounting principles be recognized by recording the cumulative effect of a change in accounting principle. SFAS 154 is effective for fiscal years beginning after December 15, 2005. The Company adopted the provisions of SFAS 154 on January 1, 2006 and such adoption did not have a material impact on the financial statements.

In September 2005, the EITF reached a consensus on Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature.” The Task Force concluded that the issuance of convertible debt with a beneficial conversion feature results in a basis difference for the purposes of applying SFAS No. 109, “Accounting for Income Taxes,” the basis difference is a temporary difference, and the recognition of deferred taxes for the temporary difference of the convertible debt with a beneficial conversion feature should be recorded as an adjustment to additional paid-in capital. The consensus reached should be applied to financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. This issue should be applied by retrospective application pursuant to SFAS No. 154 to all instruments with a beneficial conversion feature accounted for under EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.” Therefore, this Issue would also be applicable to debt instruments that were converted (or extinguished) in prior periods but are still presented in the financial statements. The Company adopted the provisions of this Issue on January 1, 2006 and the adoption of this Issue did not have a material effect on the consolidated financial position, results of operations and cash flows.

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is an interpretation of FASB Statement No. 109. The interpretation provides guidance associated with the recognition and measurement of tax positions and related reporting and disclosure requirements. The Company is currently evaluating the impact, if any, the interpretation will have on its financial statements. The interpretation will be effective for the Company beginning the first quarter of its fiscal year 2007.

(2) Acquisition and Intangible Assets

In March 2006, the Company acquired all of the outstanding stock of Advanced Tel, Inc. (“ATI”), a switchless reseller of wholesale long-distance services, for a combination of shares of the Company’s Common Stock and cash. The Company acquired ATI to increase its customer base, to add minutes and revenue to its network and to access new sales channels. The initial portion of the purchase price included 29,412 shares of the Company’s common stock, a payable of $250,000 to be paid over the six-month period following the closing and a two-year unsecured promissory note in an amount tied to ATI’s working capital of $150,000. These amounts are payable to the former selling shareholder of ATI who was appointed President of ATI at the acquisition date. The amount of common stock consideration paid to the selling shareholder of ATI is subject to adjustment (or the payment of additional cash in lieu thereof at the option of the Company) if the Company’s Common Stock does not become publicly-traded within two years of the closing date, and if the Company’s Common Stock is publicly traded and the trading price of the Company’s Common Stock does not reach a minimum price of $51.00 per share during the two years following the closing date. The value of this guarantee on the initial shares issued to the selling shareholder of ATI has been included in the Company’s determination of the purchase price of the ATI acquisition.

The selling shareholder of ATI may earn an additional 29,412 shares of the Company’s Common Stock and additional cash amounts during the two-year period following the closing upon meeting certain performance targets tied to revenue and profitability, which could make the total purchase price of this acquisition approximately $3.9 million. Any future earn-out will be added to goodwill.

The value of the Company’s stock given to the selling shareholder of ATI was determined based on standard business valuation approaches, including a discounted future cash flow approach and a capital markets approach. The discounted future cash flow approach uses estimates of revenues, driven by market growth rates, and estimated costs as well as appropriate discount rates. These estimates are consistent with the Company’s plans and estimates that management uses to manage the business. The capital markets approach to valuation was used by identifying publicly traded companies considered sufficiently comparable to the Company. In addition, the Company included the value implied by recent equity-related financings, the accretive value of its business from various milestones (key management hires, volume thresholds (minutes and revenues), inroads into the retail distribution channel, positive cash flow, etc.). There is inherent uncertainty in making these estimates; however, management believes the value ascribed to the Company’s Common Stock given to the selling shareholder of ATI is reasonable as of the transaction date.

The net tangible assets acquired and liabilities assumed in the acquisition were recorded at fair value. The Company determined the valuation of the identifiable intangible assets acquired in the transaction to be $182,620 using future revenue assumptions and a valuation analysis. Additionally, the Company recorded goodwill of $1,800,347 associated with the purchase of ATI.

The consideration paid for ATI was comprised of:

Total amounts and notes payable to related party	$400,000
Common stock (initial 29,412 shares issued)	1,500,000
Direct acquisition related costs	40,000
Total consideration	$1,940,000

Any future earn-out payments will be added to goodwill.

The purchase price of ATI was allocated as follows:

Liabilities assumed in excess of net assets acquired	$(42,967)
Goodwill	1,800,347
Customer relationships	182,620
Total purchase price	$1,940,000

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$458,761
Accounts receivable	766,970
Other current assets	10,479
Total current assets acquired	1,236,210
Net fixed assets	41,576
Total assets acquired	1,277,786
Accounts payable	589,777
Accrued liabilities	730,976
Total current liabilities assumed	1,320,753
Liabilities assumed in excess of net assets acquired	$(42,967)

Proforma information (Unaudited)

The following unaudited condensed proforma information presents combined financial information as if the acquisition of ATI had been effective at the beginning of each year presented. The proforma information includes adjustments reflecting changes in the amortization of intangibles and the elimination of InterMetro’s revenues reported by ATI as if ATI had been included in the Company’s results of operations:

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Revenue	$18,431,962	$17,160,889
Operating loss	$(588,434)	$(6,372,870)
Net loss	$(1,242,339)	$(7,263,103)
Basic and diluted earnings per share	$(0.52)	$(1.84)
Number of shares outstanding	2,382,358	3,950,512

(3) Other Current Assets

The following is a summary of the Company’s other current assets:

	December 31,		September 30, 2006
	2004	2005
Employee advances	$49,675	$47,469	$57,919
Prepaid expenses	40,330	32,054	97,570
Deferred initial public offering costs	—	—	2,025,868
Other current assets	$90,005	$79,523	$2,181,357

(4) Property and Equipment

The following is a summary of the Company’s property and equipment:

	December 31,		September 30, 2006
	2004	2005
Telecommunications equipment	$802,276	$2,095,517	$2,874,060
Computer equipment	24,020	37,539	174,106
Telecommunications software	90,711	100,204	107,352
Leasehold improvements, office equipment and furniture	11,294	22,362	85,392
Total property and equipment	928,301	2,255,622	3,240,910
Less: accumulated depreciation and amortization	(163,820)	(742,718)	(1,411,752)
Property and equipment, net	$764,481	$1,512,904	$1,829,158

Depreciation expense included in network costs was $152,535 and $558,358 for the years ended December 31, 2004 and 2005, respectively. Depreciation expense included in network costs was $388,800 and $520,545 for the nine months ended September 30, 2005 and 2006, respectively. There was no depreciation expense included in network costs for the period from July 22, 2003 (inception) through December 31, 2003. Depreciation and amortization expense included in general and administrative expenses were $11,285 and $20,539 for the years ended December 31, 2004 and 2005, respectively. Depreciation expense included in general and administrative expenses was $13,590 and $36,380 for the nine months ended September 30, 2005 and 2006, respectively. There was no depreciation and amortization expense included in general and administrative expenses for the period from July 22, 2003 (inception) through December 31, 2003.

In May 2004, the Company entered in an agreement with a vendor to provide certain network equipment. Under the terms of this agreement, the Company can obtain certain telecommunications equipment with a total purchase price of approximately $5.2 million to expand its current operations. Repayment of these assets are based on the actual underlying traffic utilized by each piece of equipment, plus the issuance of a warrant to purchase shares of the Company’s common stock at an exercise price of the Company’s most recent financing price per share. For certain assets that can be purchased under this agreement, the Company has an option to issue a predetermined warrant grant of shares of the Company’s common stock at an exercise price of the Company’s most recent financing price per share as full payment.

At December 31, 2004 and 2005, the Company has purchased telecommunications equipment under this agreement totaling $457,323 and $981,899, respectively. No equipment was acquired under this agreement during the nine months ended September 30, 2006.

In May 2006, the Company entered into a strategic agreement with a VoIP equipment and support services provider. Under the terms of this agreement, the Company can obtain certain VoIP equipment to expand its current operations. Repayment of these assets is based on the actual underlying traffic utilized by each piece of equipment or fixed cash payments. At September 30, 2006, the Company has purchased VoIP equipment under this agreement totaling $691,332.

For the years ended December 31, 2004 and 2005, the Company has reported $21,484 and $137,380, respectively, of stock-based compensation, and has capitalized into property and equipment an additional $67,253 and $269,012, relating to issuance of warrants to purchase 24,423 and 59,137 shares, respectively, of the Company’s common stock at prices ranging from $1.70 to approximately $2.81 per share related to the purchase of equipment under this agreement.

The Company calculated the fair value of these grants as described in SFAS 123 using the following assumptions:

	Year Ended December 31,
	2004	2005
Risk-free interest rate	2.4%-3.3%	3.5%-4.3%
Expected lives (in years)	2.5 Years	2.5 Years
Dividend yield	0%	0%
Expected volatility	52%	44%

(5) Accrued Expenses

The following is a summary of the Company’s accrued expenses:

	December 31,		September 30, 2006
	2004	2005
Amounts due under equipment agreements	$355,067	$805,729	$1,403,817
Commissions, network costs and other general accruals	227,096	262,324	1,762,703
Deferred payroll and other payroll related liabilities	504,966	500,997	522,493
Interest due on Series A convertible promissory notes	137,600	316,885	488,494
Funds held for payment to third parties	75,219	278,361	398,316
Accrued expenses	$1,299,948	$2,164,296	$4,575,823

(6) Series A Convertible Promissory Notes

During November and December 2003, the Company issued $1,075,000 of Series A convertible promissory notes (the “First Round Notes”), which bear interest at 9% per annum, payable in arrears on the maturity date of the convertible promissory notes. During June and November 2004, the Company issued $916,824 of Series A convertible promissory notes (the “Second Round Notes”), which bear interest at 9% per annum, payable in arrears on the maturity date of the convertible promissory notes. The First Round Notes and Second Round Notes (collectively, the “Notes”) accrued interest may be payable in additional Series A Convertible Notes.

Under the Amended and Restated Loan and Security Agreement which governs the Notes, the First Round Notes mature in November 2006 and the Second Round Notes mature in June 2007. The entire principal amount of the Notes and accrued interest due, or any portion thereof, is convertible, at the option of the holder at any time or on the date on which the Company’s common stock becomes publicly traded into fully paid and non-assessable shares of the Company’s Series A Preferred Stock at a price of $1.70 and approximately $2.81 per share, respectively, subject to certain anti-dilution protections. Additionally, the Notes automatically convert into Series A Preferred Stock at a price of $1.70 and approximately $2.81 per share, respectively, subject to certain anti-dilution protections, on the date on which the Company’s common stock becomes publicly traded. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock, and is required to convert into common stock upon certain events.

Under the terms of the Amended and Restated Loan and Security Agreement, if the Company’s common stock is not publicly traded by the applicable maturity date of a Note, the entire outstanding principal balance of the Note and all accrued and unpaid interest thereon will be due and payable in quarterly installments (each a “Quarterly Installment”) over the following twelve months and the holder of the Note will also receive the number of shares of common stock into which the Series A Preferred Stock would have been convertible assuming the conversion of the Quarterly Installment in accordance with the terms of the applicable Note and subsequent conversion of such Series A Preferred Stock into common stock. Notwithstanding the foregoing, if the Company’s common stock becomes publicly traded before the date a Quarterly Installment is due, the entire remaining outstanding principal balance of the Note and all accrued and unpaid interest thereon will automatically convert into common stock in accordance with the terms of the Note. While the Company has the right to repay all, but not less than all of the Series A Convertible Notes at any time, if the Company repays the Series A Convertible Notes prior to their conversion into shares of Series A Preferred Stock, each Series A Convertible Noteholder will receive one share of Series A-1 Preferred Stock for each share of Series A Preferred Stock into which the Series A Convertible Notes would have converted.

All shares of common stock acquired by the Noteholders through the conversion of Series A Convertible Notes or the exercise of warrants acquired with the Notes have piggyback registration rights.

In connection with the issuance of the Second Round Notes, Noteholders were issued warrants to purchase 205,967 shares of the Company’s common stock. The exercise price of the Financing Warrants is $1.70 per share and is subject to certain exercise price adjustments set forth in the Financing Warrants. The Financing Warrants expire on the later of (a) five years from the date of issuance or (b) five years from the date the shares of the Company’s common stock underlying the Financing Warrants are registered for resale under the Securities Act of 1933, as amended, but in no case later than ten years from the date of issuance of the Financing Warrants. The Company allocated the proceeds received between notes and warrants in accordance with EITF Issue No. 98-5 associated with the Second Round Notes, valued under the fair value method. The relative fair value associated with the detachable warrants totaled $123,132, and was recorded as an offset to the principal balance of the Second Round Notes and is being amortized into interest expense using the effective interest method. The total expense recorded by the Company for the years ended December 31, 2004 and 2005 was $57,583 and $59,034, respectively. The total expense recorded by the Company for the nine months ended September 30, 2005 and 2006 was $53,946 and $4,439, respectively.

In January 2006, as part of a series of transactions that included amending and restating the Loan and Security Agreement which governs the Company’s Series A Notes, the Company sold approximately $575,000 of additional Series A Convertible Notes (the “New Notes”) through a private offering pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”) to the Company’s existing Series A Note holders. The New Notes are convertible into Series A Preferred Stock at $6.80 per share, subject to certain anti-dilution protections, at the option of the holders and are required to convert into Series A Preferred Stock upon certain events. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock, and is required to convert into common stock upon certain events. The New Notes accrue simple interest at a rate of 9% annually and this interest may be payable in additional Series A Convertible Notes. In conjunction with the New Notes, the Company also issued warrants to purchase one share of the Company’s common stock for each $6.80 of New Notes funded. The exercise price of the warrants is $4.25 per share and the warrants are exercisable at any time prior to five years from the grant date or, as the case may be, on the fifth anniversary of the date the Company’s common stock is registered for resale under the Act, but in no case later than ten years from the grant date. All shares of common stock acquired by the New Note holders through the conversion of the New Notes or the exercise of the warrants have piggyback registration rights. Investors in the New Notes also entered into a Voting Agreement with the Company and the Company’s majority existing shareholder who is currently entitled to vote a majority of the Company’s outstanding common stock (the “Existing Shareholder”) pursuant to which the investors, if and when applicable, will agree to vote all shares of common stock owned by them or their affiliates or as to which they are entitled to vote in order to elect the individuals identified by the Existing Shareholder to the Company’s Board of Directors.

The Company allocated the proceeds received between notes and warrants in accordance with EITF Issue No. 98-5 associated with these notes valued under the fair value method. The value associated with the detachable warrants totaled $374,907 and was recorded as an offset to the principal balance of the these notes and is being amortized into interest expense using the effective interest method. The total expense recorded by the Company for the nine months ended September 30, 2006 was $312,164.

The Company calculated the fair value of these grants as described in SFAS 123 using the following assumptions:

	Year Ended December 31,		Nine Months September 30,
	2004	2005	2005	2006
Risk-free interest rate	2.4%-3.3%	3.5%-4.3%	3.9%-4.2%	4.2%-4.6%
Expected lives (in years)	2.5 Years	2.5 Years	2.5 Years	2.5 Years
Dividend yield	0%	0%	0%	0%
Expected volatility	52%	44%	44%	84%

All notes are secured by principally all of the Company’s assets and intellectual property.

The following is a summary of the future maturities of Series A convertible preferred notes outstanding as of December 31, 2005:

Years ended December 31,
2006	$1,075,000
2007	916,824
Total	1,991,824
Less discount	(6,517)
1,985,307
Less current portion	(1,075,000)
Long term portion	$910,307

In connection with the issuance of the First Round Notes, a party related to certain of the Noteholders was appointed to act as an agent (“the Agent”) on behalf of these Noteholders to take various actions on behalf of these Noteholders as defined in the Amended and Restated Loan and Security Agreement. The Agent may be removed at any time with the approval of holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding principal of the convertible notes. In addition, the Company has entered into an Amended and Restated Advisory Agreement pursuant to which an affiliate of the Agent will receive warrants to purchase up to 154,801 shares of the Company’s common stock at an exercise price of approximately $0.09 upon satisfaction of certain conditions. During the year ended December 31, 2004 and 2005, warrants to purchase 103,201 shares of the Company’s common stock were earned, with a resulting charge, under the minimum value method, of $102,302. These options were subject to certain performance criteria by the Agent. The Company recorded this expense during the year ended December 31, 2004.

The Company calculated the fair value of these grants as described in SFAS 123 using the following assumptions:

	Year Ended December 31,		Nine Months Ended September 30, 2006
	2004	2005
Risk-free interest rate	2.4%-3.3%	3.5%-4.3%	4.3%
Expected lives (in years)	2.5 Years	2.5 Years	5 Years
Dividend yield	0%	0%	0%
Expected volatility	52%	44%	97%

During the nine months ended September 30, 2006, the remaining warrants to purchase 51,600 shares of the Company’s common stock were earned, with a resulting charge under the fair value method, of $522,947, recorded in the nine months ended September 30, 2006. The terms of this warrant grant were modified such that the Company has the right to redeem this warrant until November 30, 2006 at a price of $17.00 or, to the extent exercised, to redeem all shares issued under this warrant for the purchase price of approximately $0.09 per share, provided, however, that the Company will not have the right to exercise this right if the Company’s common stock becomes publicly traded between the warrant grant date and November 30, 2006. The modification of this warrant constituted a new measurement date which the Company accounted for under SFAS 123(R). In May 2006, all the warrants granted under the amended and restated advisory agreement were exercised.

Certain members of management and the Board of Directors own approximately 20% of the Company’s Series A convertible promissory notes.

(7) Preferred Stock

As of December 31, 2005, the total number of authorized shares of the Company’s preferred stock ($0.001 par value) is 10,000,000. The Company has designated 2,000,000 shares of Series A, 2,000,000 shares of Series A-1 and 500,000 shares of Series B Preferred Stock. There are 5,500,000 undesignated shares at December 31, 2005. No shares of preferred stock have been issued as of December 31, 2004 and 2005.

In February 2006, the Company concluded a private placement of 117,660 shares of Series B Preferred Stock and warrants for the purchase of 117,660 shares of common stock for a total gross proceeds of $1 million. Each warrant entitles the holder to purchase one share of the Company’s common stock for a price of $4.25 per share, at any time, for a period of two years after the termination date of the offering. Each share of Series B Preferred Stock is convertible into one share of common stock, $.001 par value, at any time. The Company allocated the proceeds received between notes and warrants in accordance with EITF Issue No. 98-5 valued under the fair value method. The value associated with the detachable warrants totaled $440,010, and was recorded as an offset to the proceeds received of the Preferred Stock. The Company incurred $14,450 of issuance cost associated with the issuance of this Preferred Stock.

A member of management owns approximately 14% of the Company’s Series B Preferred Stock.

The significant provisions of the Company’s preferred stock are as follows:

Voting—Except as discussed below or required by law, the Series A and Series A-1 Preferred Stock shall be voted together with the shares of the Company’s common stock and not as a separate class. In connection with any vote or written consent of the Series A and Series A-1 Preferred Stock, each holder of shares of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of the Company’s common stock into which the holder’s aggregate number of Series A and Series A-1 Preferred Stock are convertible.

For so long as at least 647,059 shares of Series A Preferred Stock (as adjusted for any stock split, reverse stock split or similar events affecting the Series A Preferred Stock) remain outstanding, in addition to any other vote or consent required or by law, the vote or written consent of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock is necessary for effecting or validating certain actions, including amendment, alteration or repeal of any provision of the Company’s Articles of Incorporation or By-Laws, increase or decrease in the authorized number of shares of the Series A Preferred Stock, any authorization or any designation of any new class or series of stock or any other securities convertible into equity securities of the Company, and other matters.

Dividends—The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by our Board of Directors, cash dividends at the rate of ten percent (10%) per annum of the Original Issue Price (defined as $1.70 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), on each outstanding share of Series A Preferred Stock. Such dividends shall be due and payable in arrears on the date that the Series A Preferred Stock is converted or redeemed and are cumulative.

Subject to the preferential rights of any other class or series of stock, all dividends declared shall be distributed among all holders of Series A-1 Preferred Stock and our common stock holders in proportion to the number of shares of our common stock which would be held by each such holder if all shares of the Series A-1 Preferred Stock were converted into our common stock at the then effective Series A-1 Conversion Price (initially $1.70 per share, as adjusted any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

So long as any shares of Series A Preferred Stock are outstanding, unless approved by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, no dividend, whether in cash or property (other than our common stock), shall be paid or declared, nor shall any shares junior, as defined, to the Series A Preferred Stock, be purchased, redeemed or otherwise acquired for value.

Conversion—Each share of Series A and Series A-1 Preferred Stock shall automatically be converted into shares of the Company’s common stock, based on the then-effective Series A Conversion Price of $1.06 per share, as adjusted for stock splits, combinations, stock dividends and distributions), immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock for the account of the Company in which (i) the price per share is at least equal to the greater of $4.25 or 125% of the Series A Conversion Price and (ii) the net cash proceeds to the Company (after underwriting discounts, commissions and fees) are at least Ten Million Dollars ($10,000,000).

Shares of the Series A and Series A-1 Preferred Stock and the accrued and unpaid dividends thereon (if elected to be converted as opposed to receiving cash), may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of the Company’s common stock. The number of shares of the Company’s common stock to which a holder of Series A and Series A-1 Preferred Stock shall be entitled upon conversion of shares of the Series A and Series A-1 Preferred Stock shall be the product obtained by multiplying the Conversion Rate by the number of shares of the Series A and Series A-1 Preferred Stock being converted. The Conversion Rate for the Series A Preferred Stock is the quotient obtained by dividing $1.06 by the then effective by the Series A Conversion Price. The Conversion Rate for the Series A-1 Preferred Stock is the quotient obtained by dividing $1.06 by the Series A-1 Conversion Price, as adjusted for stock splits, combinations, stock dividends and distributions.

The number of shares of our common stock to which a holder of Series A and Series A-1 Preferred Stock shall be entitled upon conversion of accrued and unpaid dividends shall be the quotient obtained by dividing the amount of dividends being converted by the Series A Conversion Price and Series A-1 Conversion Price, respectively.

Redemption—The Company must redeem all of the outstanding Series A Preferred Stock on the fifth anniversary of the original issue date by paying in cash the Series A Liquidation Value in full. The Company may not at any time redeem less than all the outstanding Series A Preferred Stock by paying in cash the Series A Liquidation Value in full and by issuing one share of Series A-1 Preferred Stock for each share of Series A Preferred Stock redeemed.

Liquidation Preference—Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any junior shares, as defined, the holders of Series A Preferred Stock are entitled to be paid out of the assets of the Company an amount per share of Series A Preferred Stock equal to the Original Issue Price as defined (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued and unpaid dividends on the Series A Preferred Stock for each share of Series A Preferred Stock held by them (the “Series A Liquidation Value”). The Series A-1 Preferred Stock holders are entitled to be paid out of the assets of the Company an amount per share of Series A-1 Preferred Stock equal to approximately $0.09 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued and unpaid dividends on the Series A-1 Preferred Stock for each share of Series A-1 Preferred Stock held by them (the “Series A-1 Liquidation Value”).

If, upon liquidation, dissolution or winding up, the assets of the Company are insufficient to make payment in full to all holders of Series A Preferred Stock of the Series A Liquidation Value, then such assets shall be distributed among the holders of the Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

If, upon liquidation, dissolution or winding up, the assets of the Company are insufficient to make payment in full to all holders of Series A-1 Preferred Stock of the Series A-1 Liquidation Value, then such assets shall be distributed among the holders of the Series A-1 Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Anti-dilution—If, after January 12, 2006, the Company sells or issues, or has deemed to have sold or issued, additional shares of our common stock, except for securities excluded from the definition of Additional Shares of common stock in the Certificate of Determination, other than as a dividend or other distribution in any class of stock as provided for by the Company’s certificate of determination, for an effective price, as defined, less than the then effective Series A Conversion Price or the Series A-1 Conversion Price, the then existing Series A Conversion Price or the Series A-1 Conversion Price shall be reduced to a price equal to the Effective Price of such Additional Shares of common stock (defined as the quotient determined by dividing the total number of additional shares of common stock issued or sold, or deemed issued or sold, in to the aggregate consideration received by the Company for such additional shares of common stock).

(8) Common Stock

As of September 30, 2006, the total number of authorized shares of the Company’s common stock ($0.001 par value) is 50,000,000 of which 2,537,159 have been issued. The Company’s majority common stockholder has set aside approximately 944,000 shares in the event certain officers, employees and individuals exercise their option to purchase such shares from the stockholder (the “Founder Options”). These options vested only upon the Company’s engagement of an underwriter for the public offering of its common stock in January 2006. The Company has determined that the granting of these options is a deemed capital contribution from the majority stockholder to the Company. In addition, the Company valued these options using the minimum value method at the date of grant which totaled approximately $30,000 which was deferred until the date the contingency of the vesting had lapsed.

Holders of common stock are entitled to receive any dividends ratably, if declared by the board of directors out of assets legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding preferred stock. Holders of common stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of more than 50% of the common stock issued and outstanding and entitled to vote, present in person or by proxy, constitute a quorum at all meetings of stockholders. The vote of the holders of a majority of common stock present at such a meeting will decide any question brought before such meeting. Upon liquidation or dissolution, the holder of each outstanding share of common stock will be entitled to share equally in our assets legally available for distribution to such stockholder after payment of all liabilities and after distributions to preferred stockholders legally entitled to such distributions. Holders of common stock do not have any preemptive, subscription or redemption rights. All outstanding Shares of common stock are fully paid and nonassessable. The holders of the common stock do not have any registration rights with respect to the stock.

In April 2005, the Company’s board of directors approved a 2:1 split of the Company’s common stock. The share information in the accompanying financial statements have been retroactively restated to reflect the effect of the stock split. Subsequent to December 31, 2005, the Company effected a 1-for-8.5 split of the Company’s common stock as a result of the conversion ratio in the reincorporation merger which occurred on July 21, 2006 and a 1-for-2 split of the Company’s common stock which occurred on September 27, 2006 (see Notes 14 and 16, respectively).

(9) Stock Options and Warrants

Effective January 1, 2004, the Company’s Board of Directors adopted the 2004 Stock Option Plan for Directors, Officers, and Employees of and Consultants to InterMetro Communications, Inc. (the “2004 Plan”) under which a total of 511,765 shares of common stock have been reserved for issuance at December 31, 2005 and a total of 547,059 Shares of common stock have been reserved for issuance at September 30, 2006. The number of shares of common stock reserved under the 2004 Plan is subject to adjustment, such that the number will be equal to 15% of the Company’s outstanding common stock, assuming full conversion of all outstanding Preferred Stock and the Notes.

If an option expires or is terminated or canceled without having been exercised or settled in full, the shares subject to the expired, terminated or canceled option will be returned to the pool of shares available for future grant or sale under the 2004 Plan, unless the 2004 Plan has terminated.

The number of shares of the Company’s common stock subject to outstanding options under the 2004 Plan, as well as the exercise price of outstanding options, may be appropriately adjusted for any stock split, reverse stock split, stock dividend, combination or reclassification of the Company’s common stock, merger, reorganization, recapitalization, spin-off, change in our capital structure, or certain other transactions. The 2004 Plan terminates on January 1, 2014, unless sooner terminated by the Company’s Board of Directors.

Options granted under the 2004 Plan may be either “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options and become exercisable in accordance with terms approved at the time of grant. Options may be granted to any employee of, or consultant to, the Company, or any parent, subsidiary or successor of the Company, including employees who are also officers or directors, selected by the Board of Directors in its discretion. The 2004 Plan is currently administered by the Company’s Board of Directors which has the authority to determine optionees, the number of shares covered by each option, the type of option (i.e., incentive or nonstatutory), the applicable vesting schedule, the exercise price, the method of payment and certain other option terms.

The exercise price of an option granted under the 2004 Plan may not be less than 85%, in the case of a nonstatutory stock option, or 100%, in the case of an incentive stock option, of the fair market value of the common stock subject to the option on the date of the option grant. To the extent that the aggregate fair market value of the stock subject to incentive stock options that become exercisable for the first time during any one calendar year exceeds $100,000 (as determined at the grant date) plus fifty percent (50%) of any unused limit carryover from prior years, the options in excess of such limit shall be treated as nonstatutory stock options. Options may be granted under the 2004 Plan for terms of up to ten years and will typically be exercisable in installments in accordance with a vesting schedule approved by the Board of Directors at the time an option is granted. Options are not transferable other than upon death or between spouses incident to divorce. Options may be exercised at various periods up to 12 months after the death or disability of the optionee or up to three months after the termination of employment of the optionee, to the extent the option was then exercisable.

During the nine months ended September 30, 2006, the Company granted options under the Plan to purchase up to 13,235 shares of the Company’s common stock at exercise prices of $4.25 (10,294 shares) and $10.20 (2,941 shares) to non-employees. The resulting charge, using the fair value method in the nine months ended September 30, 2006 was $67,227.

During the nine months ended September 30, 2006, the Company granted options to employees under the Plan to purchase up to 73,529 shares of the Company’s common stock at exercise prices of $4.25 (57,059 shares), $8.50 (8,824 shares) and $10.20 (7,646 shares). The resulting charge for the nine months ended September 30, 2006 using the fair value method was $200,680.

As of September 30, 2006, the Company has granted at total of 545,588 stock options to the officers, directors, and employees, and consultants of the Company, 461,765 of which vest as follows: 20% on the date of grant and 1/16 of the balance each quarter thereafter until the remaining stock options have vested and 83,823 of which vest as follows: 50% on the date of grant and 50% at one year after the date of grant. These stock options are exercisable for a period of ten years from the date of grant and are exercisable at exercise prices ranging from approximately $0.43 to $10.20 per share.

The following presents a summary of activity under the Company’s 2004 Plan for the period for the years ended December 31, 2004 and 2005 and for the nine months ended September 30, 2006:

	Number of Shares	Price per Share	Weighted Average Exercise Price
Options outstanding at January 1, 2004	—	$—	$—
Granted	400,000	0.43	0.43
Exercised	—	—	—
Forfeited/expired	—	—	—
Options outstanding at December 31, 2004	400,000	—	0.43
Granted	58,824	2.30 to 2.81	2.58
Exercised	—	—	—
Forfeited/expired	—	—	—
Options outstanding at December 31, 2005	458,824		0.70
Granted	86,764	4.25 to 10.20	5.41
Exercised	—	—	—
Forfeited/expired	—	—	—
Options outstanding at September 30, 2006	545,588		$1.44

Additional information with respect to the outstanding options at December 31, 2005 and September 30, 2006 is as follows:

At December 31, 2005:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Shares	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.43	332,353	8.00	$0.43	199,412	$0.43
0.43	14,706	8.25	0.43	12,616	0.43
0.43	41,176	8.50	0.43	34,706	0.43
0.43	11,765	9.00	0.43	11,765	0.43
2.30	26,471	9.75	2.30	6,647	2.30
2.81	32,353	9.75	2.81	8,058	2.81
	458,824			273,204

At September 30, 2006:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Shares	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.43	332,353	7.25	$0.43	249,265	$0.43
0.43	14,706	7.50	0.43	13,824	0.43
0.43	41,176	7.75	0.43	37,059	0.43
0.43	11,765	8.25	0.43	11,765	0.43
2.30	26,471	9.00	2.30	11,912	2.30
2.81	32,353	9.00	2.81	12,941	2.81
4.25	67,353	9.25	4.25	26,882	4.25
8.50	8,824	9.25	8.50	3,088	8.50
10.20	10,587	9.50	10.20	4,941	10.20
	545,588			371,677

During the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, the Company granted stock options with exercise prices as follows:

Grants Made During Quarter Ended	Number of Options Granted (000’s)	Weighted-Average Exercise Price Per Share	Weighted Average Intrinsic Value Per Share	Weighted Average Fair Value Per Share
March 31, 2004	347	$0.43	$—	$0.43
June 30, 2004	—	—	—	—
September 30, 2004	53	0.43	1.79	2.22
December 31, 2004	—	—	—	—
March 31, 2005	—	—	—	—
June 30, 2005	—	—	—	—
September 30, 2005	26	2.30	6.20	8.50
December 31, 2005	32	2.81	6.54	9.35
March 31, 2006	76	4.74	5.46	10.20
June 30, 2006	11	10.20	7.80	18.00
September 30, 2006	—	—	—	—

For option grants prior to January 1, 2006, the intrinsic value per share is being recognized over the applicable vesting period which equals the service period. For option grants during the nine months ended September 30, 2006 the compensation cost was determined based on the fair value of the options, and is being recognized over the applicable vesting period which equals the service period.

At December 31, 2005, 111,765 of the Company’s outstanding options were granted with exercise prices at below fair value. Compensation expense recognized in the consolidated statements of operations in connection with these options was $5,277, $57,225 and $152,760 during the years ended December 31, 2004 and 2005, and the nine months ended September 30, 2006, respectively. There was no compensation expense recognized for the period July 22, 2003 (inception) through December 31, 2003.

In February 2004, the Company entered into an agreement with a related party pursuant to which the related party will receive warrants to purchase up to 117,647 shares of the Company’s common stock at an exercise price of $0.09 upon satisfaction of certain conditions. These warrants have an exercise period of five years from the date of grant with an exercise price of $0.09 per share. During the year ended December 31, 2004, warrants to purchase 39,216 shares of the Company’s common stock were earned. The resulting charge, using the fair value method, was $13,802. During the nine months ended September 30, 2006, warrants to purchase an additional 39,216 shares of the Company’s common stock were earned, with the resulting charge, using the fair value method, of $396,956 recorded.

(10) Commitments and Contingencies

In February 2004, the Company entered into a non-cancelable lease agreement to purchase network equipment, software and other equipment up to $465,000. As part of securing this lease facility, the Company issued a warrant to purchase 13,677 shares of the Company’s common stock at an exercise price of $1.70 per share. In August 2005, the Company entered into a similar non-cancelable lease agreement to purchase network equipment, software and other equipment up to an additional $300,000. As part of securing this lease facility, the Company issued a warrant to purchase 5,348 shares of the Company’s common stock at an exercise price of approximately $2.81 per share. The resulting combined charge for warrants issued in connection with these lease arrangements in the year ended December 31, 2005, using the minimum value method, was $33,196. The future minimum lease payments are discounted using interest rates of 18% to 28% over 18 to 30 months. Management believes that assets acquired under this lease facility meet the criteria to be accounted for as capital leases under SFAS 13, “Accounting for Leases.”

In May 2006, the Company entered into a non-cancelable lease agreement to purchase network equipment, software and other equipment up to $300,000. As part of securing this lease facility, the Company issued a warrant to purchase 2,059 shares of the Company’s common stock at an exercise price of $10.20 per share. The resulting charge, using the fair value method, was $29,408.

The Company calculated the fair value of these grants as described in SFAS 123 using the following assumptions:

	Year Ended December 31,		Nine Months Ended September 30, 2006
	2004	2005
Risk-free interest rate	2.4%-3.3%	3.5%-4.3%	4.9%
Expected lives (in years)	2.5 Years	2.5 Years	2.5 Years
Dividend yield	0%	0%	0%
Expected volatility	52%	44%	91%

The Company leases certain equipment under capital lease arrangements expiring on various dates through 2008. Included in property and equipment, net are the following assets held under capital lease:

	December 31,
	2004	2005
Telecommunications equipment	$327,659	$585,558
Telecommunications software	89,011	89,011
Computer equipment	17,780	27,567
Leasehold improvements, office equipment and furniture	7,836	7,836
Total property and equipment under capital lease	442,286	709,972
Less: accumulated depreciation	(128,727)	(342,885)
	$313,559	$367,087

Future minimum lease payments under non-cancelable capital leases for the years following December 31, 2005 are:

2006	$249,067
2007	129,937
2008	55,750
Total minimum obligations	434,754
Less amounts representing interest	(86,419)
Present value of minimum obligations	348,335
Less current portion	(197,368)
Total	$150,967

The Company leases it facilities under a non-cancelable operating lease expiring in January 2006. In March 2006, the Company renewed its facilities lease for a period of three years at an annual expense of approximately $230,000. As part of the lease renewal, the Company has increased the size of the facilities leased and certain improvements to the facilities will be made by the building owner. The Company has an option to exercise a right of first refusal if there is a valid third party offer presented by the Lessor, subject to certain terms and conditions, during the term of the lease. Rent expense for the Company’s facilities for the years ended December 31, 2004 and 2005 was $110,000 and $146,424, respectively. Rent expense was $109,217 and $158,416 for the nine months ended September 30, 2005 and 2006, respectively.

In addition, the Company has entered into agreements with its network partners and other vendors for various services which are, in general, for periods of twelve months and provide for month to month renewal periods.

In February 2005, the Company executed an agreement with a bank for a $30,000 revolving credit facility to be used for general working capital. This facility has been renewed through January 2007. Interest on the outstanding balances accrued at an annual rate of 2.5% above the bank’s prime rate. At December 31, 2005, the bank’s prime rate was 7.25%. The Company is required to maintain, on an account with an equal amount on deposit with the bank (in which the bank has a security interest therein) as collateral for this loan. The Company is required to pay the bank on a monthly basis fee on the unused portion of this line at an annual rate of 0.625%. This credit facility was repaid in full in September 2006.

It is not unusual in the Company’s industry to occasionally have disagreements with vendors relating to the amounts billed for services provided between the recipient of those services and the vendor. The Company currently has disputes with vendors that it believes did not bill certain charges correctly. While the Company has paid the undisputed amounts billed for these non-recurring charges based on rate information provided by these vendors, as of September 30, 2006, there are approximately $1.4 million of unresolved charges in dispute. The Company is in discussion with these vendors regarding these charges and it may take additional action as deemed necessary against these vendors in the future as part of the dispute resolution process. Management does not believe that any settlement would have a material adverse effect on the Company’s financial position or results of operations. To the extent that the Company is not able to resolve these disputes, management reviews available information and determines the need for recording an estimate of the potential exposure when the amount is reasonable and estimable based on SFAS 5, “Accounting for Contingencies.”

There are many unresolved proceedings at the Federal Communications Commission (“FCC”) intended to address whether various types of VoIP services are properly classified as telecommunications services and/or information services. Federal legislation may also impact this determination. If the Company’s services are determined to be telecommunications services, the Company may be subject to additional regulation, including but not limited to the application of additional charges, surcharges, taxes and fees that would adversely impact its business. If it is determined that the Company provides telecommunications services, the Company could also be required to comply with state regulation and the related filing requirements that could adversely impact its business.

Some local exchange carriers have asserted that past and current services are subject to intrastate and/or interstate access charges. Several proceedings at the FCC within the Company’s industry were initiated to address issues relevant to these claims. In April 2004, the FCC ruled that AT&T’s phone-to-phone IP telephone service is not exempt from access charges as an unregulated “information” service, finding that AT&T’s specific network architecture met the definition of a regulated “telecommunications” service. If it is determined that the Company’s services were subject to access charges, the Company may be subject to pay such charges. The Company also may find it uneconomical to prospectively offer some services if the Company is prospectively required to pay access charges. Some local exchange carriers invoice for these charges, others have not submitted such invoices. The Company has disputed these charges, however, regulatory actions or commercial agreements may cause the Company to pay these charges, which could have an adverse impact on our business.

In June 2005, one of our network vendors indicated that they believe that they may be liable for a portion or all of certain types of access charges and that they may potentially pass those third party charges through to the Company because they believe that they have incurred these charges due to the Company’s use of their services. The Company provided this vendor with a good-faith cash deposit of $100,000 in June 2005 and they agreed to continue to provide services pending resolution of the third party charge issue. This vendor has not invoiced the Company for any of these third party charges and the Company does not know the total amount of potential invoices it may receive regarding this issue at this time. While management of the Company does not believe that any third party charges are owed to this vendor, management of the Company is currently working to settle this issue and the Company may be required to make additional cash payments, which payments could be significant. In October 2005, this vendor confirmed that actions taken by the Company to eliminate the potential for additional third party charges was successful and has eliminated these potential charges on a go-forward basis. An additional provider of similar services used for the origination of VoIP traffic has notified their customers that they do not have their approval to send certain types of VoIP traffic over their facilities. If the Company is unable to continue to use this vendor’s facilities, the Company would need to use different vendors to service a portion of its customer base and the cost structure to service its existing customer base would be adversely impacted and may negatively affect its ability to earn a profit. The Company is not currently able to estimate the impact, if any, these potential changes may have on its results of operations or financial position.

The Company is subject to employment agreements with certain members of management.

Under the organizational documents, the Company’s directors and management are indemnified against certain liabilities arising out of the performance of their duties to the Company. The Company also has an insurance policy for its directors and officers to insure them against liabilities arising from the performance of their duties required by their positions with the Company. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects the risk of loss to be remote.

(11) Income Taxes

At December 31, 2005, the Company had net operating loss carryforwards to offset future taxable income, if any, of approximately $2.2 million for Federal and State taxes. The Federal net operating loss carryforwards begin to expire in 2021. The State net operating loss carryforwards begin to expire in 2008.

The following is a summary of the Company’s deferred tax assets and liabilities:

	December 31,		September 30, 2006
	2004	2005
Current assets and liabilities:
Deferred revenue	$10,854	$28,318	$224,464
Allowance for doubtful accounts	—	—	50,000
Accrued expenses	198,001	146,463	107,130
	208,855	174,781	381,594
Valuation allowance	(208,855)	(174,781)	(381,594)
Net current deferred tax asset	$—	$—	$—
Non-current assets and liabilities:
Depreciation and amortization	$10,370	$34,734	$37,547
Net operating loss carryforward	871,812	235,211	2,626,354
	882,182	269,945	2,663,901
Valuation allowance	(882,182)	(269,945)	(2,663,901)
Net non-current deferred tax asset	$—	$—	$—

The reconciliation between the statutory income tax rate and the effective rate is as follows:

	For the period from July 22, 2003 (inception) through December 31,	For the Year Ended December 31,		For the Nine Months Ended September 30,
	2003	2004	2005	2005	2006
Federal statutory tax rate	(34)%	(34)%	(34)%	(34)%	(34)%
State and local taxes	(6)	(6)	(6)	(6)	(6)
Valuation reserve for income taxes	40	40	40	40	40
Effective tax rate	—%	—%	—%	—%	—%

Management has concluded that it is more likely than not that the Company will not have sufficient taxable income of an appropriate character within the carryforward period permitted by current law to allow for the utilization of certain of the deductible amounts generating the deferred tax assets; therefore, a full valuation allowance has been established to reduce the net deferred tax assets to zero at December 31, 2004 and 2005.

(12) Cash Flow Disclosures

The table following presents a summary of the Company’s supplemental cash flow information:

	Period from July 22, 2003 (inception) through December 31,	Year Ended December 31,		Nine Months Ended September 30,
	2003	2004	2005	2005	2006
Cash paid:
Interest	$—	$91,113	$452,788	$220,618	$225,370

Income taxes	$800	$800	$800	$800	$6,431

Non-cash information:

Common stock issued in connection with acquisition of Advanced Tel, Inc.	$—	$—	$—	$—	$1,500,000

Net liabilities assumed in excess of net assets acquired in connection with acquisition of Advanced Tel, Inc.	$—	$—	$—	$—	$42,967

Equipment obtained under capital leases	$—	$442,286	$267,686	$257,899	$89,226

Equipment obtained by issuing common stock warrants	$—	$67,253	$269,012	$234,957	$—

Equipment obtained under strategic agreement	$—	$—	$—	$—	691,332

Total amounts and notes payable to former shareholder of ATI	$—	$—	$—	$—	$400,000

Transaction costs accrued on acquisition of ATI	$—	$—	$—	$—	$40,000

Debt issuance costs	$—	$123,132	$—	$—	$374,906

(13) Quarterly Financial Information (Unaudited)

The following table sets forth the unaudited quarterly financial information for 2004, 2005 and 2006:

	For the Quarter Ended				Total
	March 31,	June 30,	September 30,	December 31,
Year Ended 2004
Revenue	$5,132	$281,484	$556,779	$1,037,256	$1,880,651
Net loss	(578,523)	(792,834)	(615,244)	(740,989)	(2,727,590)

Year Ended 2005
Revenue	$1,357,055	$2,348,357	$3,192,712	$3,682,475	$10,580,599
Net loss	(623,721)	(104,404)	(139,351)	(244,339)	(1,111,815)

Year Ended 2006
Revenue	$3,181,828	$5,947,970	$5,957,877
Net loss	(2,685,904)	(2,119,363)	(2,569,134)

(14) Subsequent Event

The Company formed InterMetro Communications, Inc., a Delaware corporation (“InterMetro Delaware”), effective May 10, 2006. The Company merged with and into InterMetro Delaware on July 21, 2006, with InterMetro Delaware being the surviving corporation. As part of this merger, one share of the Company’s common stock converted into shares of InterMetro Delaware’s common stock on a 1-for-8.5 reverse stock split conversion ratio, and the Company’s Preferred Series A and A-1 Stock converted on a 1-for-4.25 basis and a 1 for 8.5 split of the Company’s Series B Preferred Stock, as a result of the share exchange in the reincorporation merger. The Delaware corporation’s Certificate of Incorporation provides for 50,000,000 shares of authorized common stock, par value $.001 and 10,000,000 shares of authorized preferred stock, par value $.001. The rights, preferences and privileges of each series of preferred stock will be designated by the Company’s board of directors at a future date, which may include dividend and liquidation preferences and redemption and voting rights.

(15) Subsequent Event (unaudited)

In August 2006, the Company entered into unsecured credit facilities of $525,000, with certain of its directors and officers, for general working capital. The facilities have one-year maturities and accrue interest on outstanding principal at 10% per annum compounded monthly. Principal and accrued interest are payable on August 31, 2007. The Company is also required to pay an origination fee of 7.25% of the maximum principal amount outstanding (during the term) on August 31, 2007 (or at the time of prepayment) and lender legal fees and other expenses of $9,500, or less, for each credit facility. Prepayment of the credit facilities requires payment of interest that would have accrued through maturity, discounted by 15%, in addition to principal and accrued interest. The Company has drawn $525,000 of its available credit facilities.

(16) Subsequent Event

In September 2006, the Company’s board of directors approved a 1-for-2 reverse split of the Company’s common stock. The share information in the accompanying financial statements has been retroactively restated to reflect the effect of the stock split.

(17) Subsequent Event

On December 14, 2006, InterMetro entered into a Term Credit Agreement pursuant to which it borrowed $600,000 (the “Bridge Financing”) from The Hunter Fund Limited, an unaffiliated lender, bearing no interest as long as there is no default, and payable all principal and accrued interest on the earlier of (a) the closing of the Private Placement, or (b) six months from the date of funding of the Bridge Financing, or (c) the effective date of the Agent Termination (as that term is defined in that certain Placement Agent Agreement by and between InterMetro and Hunter World Markets, Inc., dated December 14, 2006). InterMetro paid a bridge loan origination fee of $42,000 on the closing of the funding of the Bridge Financing and is obligated to pay an additional fee of $75,000 on the maturity date of the loan. The Bridge Financing is secured by certain assets of InterMetro. InterMetro is also obligated to pay $10,000 for the lender’s legal fees. On the closing of the Business Combination, the Company is obligated to issue to the lender 600,000 warrants (the “Bridge Financing Warrants”) to purchase 600,000 shares of its common stock at an exercise price of $0.60 per share, exercisable for a period of three years from the date of issuance. The Bridge Financing Warrants will have cashless conversion rights.

Effective December 29, 2006, Lucy’s Cafe, Inc., a Nevada corporation (“Lucy”), entered into an Exchange Agreement (the “Exchange Agreement”) with InterMetro, and the shareholders, warrant holders, and convertible note holders of InterMetro (collectively, the “InterMetro Securityholders”) pursuant to which Lucy acquired all of the issued and outstanding capital stock of InterMetro, and the InterMetro Securityholders assumed control of Lucy (the “Business Combination”). The Business Combination closed effective December 29, 2006.

Simultaneously with the closing of the Business Combination, effective December 29, 2006, Lucy raised $10,235,000 of capital through a private placement in which it issued 10,235,000 shares of common stock (the “Placement Shares”) to institutional investors (the “Private Placement”).

(18) Subsequent Event (unaudited)

In January 2007, the Company repaid the unsecured credit facilities of $525,000 and related accrued interest (see Note 15) and the Term Credit Agreement pursuant to which the Company borrowed $600,000 and related interest and fees due on the maturity date (see Note 17).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ADVANCED TEL, INC.

We have audited the accompanying balance sheets of Advanced Tel, Inc. as of June 30, 2004 and 2005 and March 31, 2006 and the related statements of operations, shareholder’s deficit and cash flows for the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Tel, Inc. as of June 30, 2004 and 2005 and March 31, 2006, and the results of its operations and its cash flows for the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/    MAYER HOFFMAN MCCANN P.C.
MAYER HOFFMAN MCCANN P.C.

Los Angeles, California
August 25, 2006, except Note 7, as to which the date is September 27, 2006

ADVANCED TEL, INC.

BALANCE SHEETS

	June 30,		March 31, 2006
	2004	2005
Assets

Cash and cash equivalents	$805,301	$474,406	$458,761
Accounts receivable	554,652	1,091,484	766,970
Other current assets	4,586	3,587	10,479
Total current assets	1,364,539	1,569,477	1,236,210
Property and equipment, net	37,018	48,605	41,576
Total Assets	$1,401,557	$1,618,082	$1,277,786
Liabilities and Shareholder’s Equity (Deficit)
Accounts payable	$806,693	$745,319	$589,777
Accrued expenses	501,989	1,051,415	643,976
Income taxes payable	—	—	87,000
Total liabilities	1,308,682	1,796,734	1,320,753
Commitments and contingencies
Shareholder’s Equity (Deficit)
Common stock—no par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000	1,000
Retained earnings (deficit)	91,875	(179,652)	(43,967)
Total shareholder’s equity (deficit)	92,875	(178,652)	(42,967)
Total Liabilities and Shareholder’s Equity (Deficit)	$1,401,557	$1,618,082	$1,277,786

The accompanying notes are an integral part of these financial statements.

ADVANCED TEL, INC.

STATEMENTS OF OPERATIONS

	Year Ended June 30,		Nine Months Ended March 31,
	2004	2005	2005	2006
			(Unaudited)
Net revenues	$8,245,734	$8,298,825	$6,169,005	$8,495,783
Cost of revenues	6,369,024	6,935,898	4,905,594	6,979,907
Gross profit	1,876,710	1,362,927	1,263,411	1,515,876
Operating expenses
Sales and marketing	735,052	885,508	640,306	610,015
General and administrative	1,111,625	762,770	592,344	629,425
Total operating expenses	1,846,677	1,648,278	1,232,650	1,239,440
Operating income (loss)	30,033	(285,351)	30,761	276,436
Interest income	8,750	14,624	10,611	11,249
Income (loss) before provision for income taxes	38,783	(270,727)	41,372	287,685
Provision for income taxes	(800)	(800)	—	(87,000)
Net income (loss)	$37,983	$(271,527)	$41,372	$200,685

The accompanying notes are an integral part of these financial statements.

ADVANCED TEL, INC.

STATEMENTS OF SHAREHOLDER’S EQUITY (DEFICIT)

	Common Stock		Retained Earnings (Deficit)	Total Shareholder’s Equity (Deficit)
	Shares	Amount
Balance at July 1, 2003	1,000	$1,000	$53,892	$54,892
Net income for the year ended June 30, 2004	—	—	37,983	37,983
Balance at June 30, 2004	1,000	1,000	91,875	92,875
Net loss for the year ended June 30, 2005	—	—	(271,527)	(271,527)
Balance at June 30, 2005	1,000	1,000	(179,652)	(178,652)
Dividend to shareholder	—	—	(65,000)	(65,000)
Net income for the nine months ended March 31, 2006	—	—	200,685	200,685
Balance at March 31, 2006	1,000	$1,000	$(43,967)	$(42,967)

The accompanying notes are an integral part of these financial statements.

ADVANCED TEL, INC.

STATEMENTS OF CASH FLOWS

	Year Ended June 30,		Nine Months Ended March 31,
	2004	2005	2005	2006
			(Unaudited)
Cash flows from operating activities:
Net income (loss)	$37,983	$(271,527)	$41,372	$200,685
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	12,829	12,060	9,000	9,000
Change in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	59,988	(536,832)	(286,332)	324,485
Other current assets	52,414	999	2,658	(6,893)
Increase (decrease) in liabilities:
Accounts payable	225,409	(61,374)	143,176	(155,542)
Accrued expenses	309,882	549,426	76,304	(407,439)
Income taxes payable	—	—	—	87,000
Net cash from operating activities	698,505	(307,248)	(13,822)	51,296
Cash flows from investing activities:
Purchase of property and equipment, net of refunds received	(23,944)	(23,647)	(17,182)	(1,941)
Net cash from investing activities	(23,944)	(23,647)	(17,182)	(1,941)
Cash flows from financing activities:
Dividend to shareholder	—	—	—	(65,000)
Net cash from financing activities	—	—	—	(65,000)
Net increase (decrease) in cash	674,561	(330,895)	(31,004)	(15,645)
Cash and cash equivalents at beginning of year/period	130,740	805,301	805,301	474,406
Cash and cash equivalents at end of year/period	$805,301	$474,406	$774,297	$458,761

The accompanying note are an integral part of these financial statements.

ADVANCED TEL, INC.

NOTES TO FINANCIAL STATEMENTS

(1) Nature of Operations and Summary of Significant Accounting Policies

Company Background—Advanced Tel Inc. (the “Company”) is a California corporation formed in August 1995 and is a “switchless” reseller, providing telecom services to commercial and wholesale customers.

In March 2006, the Company sold all of the outstanding stock to InterMetro Communications, Inc. (“InterMetro”), a California corporation formed in July 2003 to engage in the business of providing voice over Internet Protocol (“VoIP”) communications services. InterMetro owns and operates state-of-the-art VoIP switching equipment and network facilities that are utilized by its retail customers, or end users, and its wholesale customers for consumer voice, video and data services and voice-enabled application services.

The initial consideration to the selling shareholder of the Company consisted of 29,412 shares of InterMetro’s common stock, a cash payment of $250,000 to be paid over the six-month period following the closing and a two-year unsecured promissory note in the amount of $150,000. The amount of consideration paid to the selling shareholder of the Company is subject to adjustment (or the payment of additional cash in lieu thereof at the option of InterMetro) if InterMetro’s common stock does not become publicly-traded within two years of the closing date and if InterMetro’s common stock does become publicly traded within two years of the closing date, and the trading price does not reach a minimum price of $51.00 per share during the two years following the closing date. The selling shareholder of ATI may earn an additional 29,412 shares of InterMetro’s common stock and additional cash amounts during the two-year period following the closing upon meeting certain performance targets tied to revenue and profitability.

The Company recognized approximately $2.2 million of revenues during the nine months ended March 31, 2006 from InterMetro. In addition, the Company had a receivable balance of $75,129 from InterMetro at March 31, 2006.

Use of Estimates—In the normal course of preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

On an ongoing basis, management reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.

Cash and Cash Equivalents—Equivalents consist of money market cash funds with original maturities of 90 days or less.

Revenue Recognition—Telecom services are recognized as revenues when services are provided, primarily based on usage. The Company recognizes revenue in the period that services are delivered and when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed and determinable, no significant Company obligations remain and collection of the related receivable is reasonably assured. Deferred revenue consists of fees received or billed in advance of the delivery of the services or services performed in which collection is not reasonably assured. This revenue is recognized when the services are provided and no significant Company obligations remain. Management of the Company assesses the likelihood of collection based on a number of factors, including past transaction history with the customer and the credit worthiness of the customer. Generally, management of the Company does not request collateral from customers. If management of the Company determines that collection of revenues is not reasonably assured, amounts are deferred and recognized as revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash. To date, collection losses have been within management expectations.

Accounts Receivable—Accounts receivable consist of trade receivables arising in the normal course of business. The Company does not charge interest on its trade receivables. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts monthly. The Company determines the allowance based upon historical write-off experience, payment history and by reviewing significant past due balances for individual collectibility. If estimated allowances for uncollectible accounts subsequently prove insufficient, additional allowances may be acquired.

Cost of Revenues—The Company’s cost of revenues consist primarily of telecommunication costs incurred from underlying carriers which is resold to its customers.

Advertising Costs—The Company expenses advertising costs as incurred. Advertising costs included in sales and marketing expenses were $11,590, $8,655 and $8,655 for the years ended June 30, 2004 and 2005, and the nine months ended March 31, 2005 (unaudited), respectively. There were no advertising costs included in sales and marketing expenses during the nine months ended March 31, 2006.

General and Administrative Expenses—The Company’s general and administrative expenses related to salaries of non-sales related employees, and other general overhead costs.

Depreciation and amortization expense included in general and administrative expenses were $12,829 and $12,060 for the years ended June 30, 2004 and 2005, respectively. Depreciation and amortization expense included in general and administrative expenses were $9,000 for both the nine months ended March 31, 2005 (unaudited) and 2006.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash with a major financial institution located in the United States. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Periodically throughout the year the Company maintained balances in excess of federally insured limits. The Company encounters a certain amount of risk as a result of a concentration of revenue from a few significant customers and services provided from vendors. Credit is extended to customers based on an evaluation if their financial condition. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and records an allowance for potential bad debts based on available information. To date, such losses, if any, have been within management’s expectations. The Company had two customers which accounted for 48% (34% and 14%) of net revenue for the year ended June 30, 2004 and the Company had two customers which accounted for 22% (15% and 7%) of net revenue for the year ended June 30, 2005. One customer had outstanding accounts receivable balances of 17% of the total accounts receivable at June 30, 2004. Two customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at June 30, 2005 totaling 28% of the total accounts receivable at June 30, 2005 (16% and 12%). The Company had two customers which accounted for 21% (12% and 9%) of net revenue for the nine months ended March 31, 2005 (unaudited) and the Company had two customers which accounted for 39% (26% which was InterMetro and 13%) of net revenue for the nine months ended March 31, 2006. Three customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at March 31, 2006 totaling 41% (20%, 11% and 10%).

Depreciation and Amortization—Depreciation and amortization of property and equipment is computed using the straight-line method based on the following estimated useful lives:

Computer equipment	3 years
Office equipment and furniture	3 years
Leasehold improvements	3 years or remaining lease term, which ever is shorter

Maintenance and repairs are charged to expense as incurred; significant betterments are capitalized.

Impairment of Long-Lived Assets—The Company assesses impairment of other long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” An impairment review is performed whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered by the Company include:

• significant underperformance relative to expected historical or projected future operating results;

• significant changes in the manner of use of the acquired assets or the strategy for our overall business; and

• significant negative industry or economic trends.

When management of the Company determines that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, an estimate is made of the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair market value if available, or discounted cash flows if not. To date, the Company has not had an impairment of long-lived assets.

Contingencies and Litigation—The Company evaluates contingent liabilities including threatened or pending litigation in accordance with SFAS No. 5, “Accounting for Contingencies” and records accruals when the outcome of these matters is deemed probable and the liability is reasonably estimable. Management of the Company makes these assessments based on the facts and circumstances and in some instances based in part on the advice of outside legal counsel.

Income Taxes—The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates in effect. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements—In May 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which establishes standards for how to classify and measure certain financial instruments with characteristics of both liabilities (or assets, in some circumstances) and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have any impact on the Company’s results of operations or financial position.

(2) Property and Equipment

The following is a summary of the Company’s property and equipment:

	June 30,		March 31, 2006
	2004	2005
Computer equipment	$105,895	$121,648	$123,090
Office equipment and furniture	17,714	24,391	24,920
Leasehold improvements	4,458	5,675	5,675
	128,067	151,714	153,685
Less: accumulated depreciation and amortization	(91,049)	(103,109)	(112,109)
Property and equipment, net	$37,018	$48,605	$41,576

(3) Accrued Expenses

The following is a summary of the Company’s accrued expenses:

	June 30,		March 31, 2006
	2004	2005
Commissions, cost of revenues and other general accruals	$355,313	$811,245	$516,673
Customers funds held	75,390	133,750	35,404
Funds held for payment to third parties	71,286	106,420	91,899
Accrued expenses and other	$501,989	$1,051,415	$643,976

(4) Commitments and Contingencies

The Company leases its facilities under a month-to-month operating lease. In addition, the Company has entered into agreements with its network partners and other vendors which are, in general, for annual periods at inception and provide for month-to-month or annual renewal periods. Rent expense for the years ended June 30, 2004 and 2005 was $26,787 and $38,740, respectively. Rent expense for the nine months ended March 31, 2005 (unaudited) and 2006 was $28,177 and $31,724, respectively.

It is not unusual in the Company’s industry to occasionally have disagreements with vendors relating to the amounts billed for services provided between the recipient of those services and the vendor. To the extent that the Company is not able to resolve these disputes management reviews available information and determines the need for recording an estimate of the potential exposure when the amount is reasonable and estimable based on SFAS 5, “Accounting for Contingencies.”

(5) Income Taxes

The following is a summary of the Company’s deferred tax assets and liabilities:

	June 30,		March 31, 2006
	2004	2005
Current assets and liabilities:
Net operating loss carryforward	$—	$35,216	$—
Valuation allowance	—	(35,216)	—
Net current deferred tax asset	$—	$—	$—

The reconciliation between the statutory income tax rate and the effective rate is as follows:

	For the Years Ended June 30,		For the Nine Months Ended March 31,
	2004	2005	2005	2006
			(unaudited)
Federal statutory tax rate	15%	(33)%	15%	31%
State and local taxes	6	(6)	6	9
Utilization of net operating loss	(19)	—	(21)	(7)
Valuation reserve for income taxes	—	39	—	—
Effective tax rate	2%	—%	—%	33%

Management has concluded that it is more likely than not that the Company will not have sufficient taxable income of an appropriate character within the carryforward period permitted by current law to allow for the utilization of certain of the deductible amounts generating the deferred tax assets; therefore, a full valuation allowance has been established to reduce the deferred tax assets to zero at June 30, 2005.

(6) Cash Flow Disclosures

During the years ended June 30, 2004 and 2005, the Company did not pay interest and in each year paid $800 of income taxes. The Company did not pay any interest during the nine months ended March 31, 2005 (unaudited) and 2006.

(7) Subsequent Event

In September 2006, InterMetro’s board of directors approved a 1-for-2 reverse split of the Company’s stock. All references to InterMetro’s share information in the accompanying financial statements has been retroactively restated to reflect the effect of the stock split.